                                                                   EXHIBIT 3.125

                               OPERATING AGREEMENT

                                       OF

                          AGH 75 ARLINGTON HEIGHTS LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                   DATED AS OF THE 11TH DAY OF FEBRUARY, 1997

         THE INTERESTS ISSUED UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER THE APPLICABLE STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION AND QUALIFICATION PROVIDED IN THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION OR REGISTRATION UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

         IN ADDITION, THE INTERESTS ISSUED UNDER THIS AGREEMENT MAY BE SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

                                TABLE OF CONTENTS

                                                                                Page No.
                                        ARTICLE 1

                                    GENERAL PROVISIONS ............................. [1]
     1.1  Formation ................................................................ [1]
     1.2  Name of Company .......................................................... [2]
     1.3  Compliance ............................................................... [2]
     1.4  Purposes of Company ...................................................... [2]
     1.5  Interests in the Company ................................................. [3]
     1.6  Other Qualifications ..................................................... [4]
     1.7  Term of Company .......................................................... [4]
     1.8  Title to Company Property ................................................ [4]
     1.9  Definitions .............................................................. [4]
     1.10 Authorized Acts ..........................................................[11]
     1.11 Authorized Representatives ...............................................[12]


                                        ARTICLE 2

                                  CAPITAL CONTRIBUTIONS
                               AND ADDITIONAL CONTRIBUTIONS ........................[13]
     2.1  Capital Contributions ....................................................[13]
     2.2  Third Party Loans and Additional Capital
          Contributions and Capital Calls ..........................................[13]
     2.3  Member Loans .............................................................[15]

                                        ARTICLE 3

                                  INCOME TAX ALLOCATIONS ...........................[15]
     3.1  Establishment and Maintenance of Capital Accounts; Partnership Status ....[15]
     3.2  Profit and Loss Allocations ..............................................[15]
     3.3  Allocations of Gain or Loss on Disposition ...............................[16]
     3.4  Minimum Gain Chargeback and Qualified Income Offset ......................[17]
     3.5  Other Tax Allocation Provisions ..........................................[18]
     3.6  Intent of Allocations ....................................................[20]
     3.7  Basis Elections ..........................................................[20]
     3.8  General Allocation Rules .................................................[21]
     3.9  Sharing of Company Nonrecourse Debt ......................................[21]
     3.10 Adjustment of Gross Asset Value ..........................................[21]

                                        ARTICLE 4

                               INVESTMENT LOAN REPAYMENTS
                                    AND DISTRIBUTIONS ..............................[22]
     4.1 Net Available Cash ........................................................[22]
     4.2 Proceeds and Distributions in Liquidation .................................[22]
     4.3 General Distribution Rules ................................................[23]
     4.4 Source of Distributions ...................................................[23]

                                        ARTICLE 5

                        MANAGEMENT, DUTIES AND POWERS OF MEMBERS,
                              RIGHTS AND DUTIES OF MEMBERS .........................[24]
     5.1 Management of Business; Execution Authority; Officers; Member Obligations;
         Reimbursements; Mayor Decisions; Retained Approvals .......................[24]
     5.2 Affiliate Transactions ....................................................[30]
     5.3 Reporting Requirements; Financials; Meetings ..............................[30]
     5.4 Tax Matters Partner; Tax Returns ..........................................[31]
     5.5 Indemnification and Liability of Members and Company Employees ............[31]
     5.6 Opportunity to Defend .....................................................[32]
     5.7 Limitation of Liability ...................................................[32]
     5.8 No Priorities .............................................................[32]

                                        ARTICLE 6

                             BOOKS, RECORDS AND BANK ACCOUNTS ...................... [33]
     6.1 Books and Records; Accounting Method ...................................... [33]
     6.2 Bank Accounts ............................................................. [33]

                                        ARTICLE 7

                             TRANSFERS OF COMPANY INTERESTS ........................ [33]
     7.1 Restrictions on Transfer .................................................. [33]
     7.2 Take-Along Rights ......................................................... [34]
     7.3 Bankruptcy or Dissolution of Members ...................................... [34]
     7.4 Substitution of Member .................................................... [34]
     7.5 Additional Transfer Restrictions .......................................... [35]
     7.6 Transfer Indemnification and Contribution Provisions ...................... [36]
     7.7 Basis for Restrictions and Section 7.9 Remedies ........................... [36]
     7.8 Representations, Warranties and Covenants ................................. [36]
     7.9 Terminated Member ......................................................... [37]

                                        ARTICLE 8

                            TERM, DISSOLUTION AND TERMINATION ...................... [40]
     8.1  Events of Dissolution .................................................... [40]
     8.2  Limitation on Dissolution ................................................ [40]
     8.3  Liquidation and Winding Up ............................................... [40]
     8.4  Reconstitution After Bankruptcy or Dissolution of Members ................ [41]
     8.5  Distribution Upon Dissolution and Capital Account Adjustments ............ [41]
     8.6  Compliance with Timing Requirements of Treasury Regulations .............. [42]

                                        ARTICLE 9

                                      MISCELLANEOUS ................................ [42]
     9.1  Other Interests .......................................................... [42]
     9.2  Damages; Certain Cure Rights; Offset ..................................... [42]
     9.3  No Agency ................................................................ [43]
     9.4  Governing Law ............................................................ [43]
     9.5  Notices .................................................................. [43]
     9.6  Pronouns and Plurals ..................................................... [44]
     9.7  Waiver ................................................................... [44]
     9.8  Severability ............................................................. [45]
     9.9  Titles and Captions ...................................................... [45]
     9.10 Agreement in Counterparts ................................................ [45]
     9.11 Binding Agreement ........................................................ [45]
     9.12 Further Assurances ....................................................... [45]
     9.13 Waiver of Partition ...................................................... [45]
     9.14 Entire Agreement ......................................................... [45]
     9.15 Amendments ............................................................... [46]
     9.16 No Drafting Presumption .................................................. [46]
     9.17 No Third Party Beneficiaries ............................................. [46]

                               OPERATING AGREEMENT
                                       OF
                          AGH 75 ARLINGTON HEIGHTS LLC
                      a Delaware limited liability company

         THIS OPERATING AGREEMENT ("Agreement") is made and entered into as of the 11th day of February, 1997, by and among AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("AGHOP"), and AMERICAN GENERAL HOSPITALITY CORPORATION, a Maryland corporation ("AGHC ") (AGHOP and AGHC are collectively referred to as the "Members"), with reference to the following:

                                    RECITALS

         A. The Members desire to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et sec., as amended from time to time (the "Act"), and to constitute themselves a limited liability company for the purposes set forth in Section 1.4 and 1.10, and on the terms and conditions set forth in this Agreement.

         B. Each of AGHC and AGHOP desires to make its respective capital contributions to the Company as described in this Agreement and to be a Member of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein (the receipt and sufficiency of which hereby are acknowledged by each party hereto), the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1

                               GENERAL PROVISIONS

         1.1 Formation. The Members hereby form a limited liability company pursuant to the Act. This Agreement shall constitute the operating agreement among the Members. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Section 1.9 hereof. The Members agree to take such other actions (a) as may from time to time be necessary or appropriate under the laws of the State of Delaware with respect to the formation, operation and continued good standing of the Company as a limited liability company and (b) as may be necessary to comply with Sections 1.3 and 1.6.

         1.2 NAME OF COMPANY. The name of the Company shall be AGH 75 Arlington Heights LLC, or such other name as may be reasonably Approved by the Members from time to time.

         1.3 COMPLIANCE.

                  1.3.1 CERTIFICATE OF FORMATION. On February 11, 1997, the Certificate of Formation (the "Articles") for the Company was filed with the Office of the Secretary of State of Delaware. The Articles shall be amended whenever, and within the time periods, required by the Act.

                  1.3.2 PRINCIPAL OFFICE, RESIDENT AGENT AND REGISTERED OFFICE; FOREIGN REGISTRATION. The principal office of the Company shall be located at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, or at such other place or places as the Members may from time to time reasonably Approve, provided, however, that the Company shall at all times maintain a registered agent and an office in the State of Delaware. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Such principal office, registered agent or registered office may be changed by the Members from time to time upon the reasonable Approval of the Members, so long as in accordance with the Act; concurrently with any such change, written notice thereof shall be given to each Member. Promptly following execution and delivery of this Agreement and filing of the Articles with the Secretary of State of Delaware, the Members shall cause the Company to register as a foreign limited liability company in the appropriate official recording offices of the appropriate and necessary States. Such registration shall be amended whenever required by the laws of any such State.

         1.4 PURPOSES OF COMPANY. The purposes of the Company shall be:

                  1.4.1 (a) to acquire, own for investment purposes, and dispose of an interest as a general partner in: 75 Arlington Heights Limited Partnership, L.P., a Delaware limited partnership (such Entity in which the Company acquires such an interest is referred to as the "Investment Entity" and the interest in such Investment Entity that is acquired by the Company is referred to as the "Company Interest") and (b) to engage in any activity related to real estate investments and the hotel business;

                  1.4.2 To own for investment purposes and dispose of any asset previously owned by the Investment Entity upon the distribution of such asset or an interest therein, as the case may be (an "Investment"), by the Investment Entity in connection with the liquidation of such Investment Entity;

                  1.4.3 To enter into the Limited Partnership Agreement with AGHOP pursuant to which the Investment Entity will be operated, and amendments thereof (as so amended, the "Investment Entity Agreement") and to serve as a general partner of the

                                       [2]

Investment Entity pursuant to the Investment Entity Agreement and to take all actions permitted to be taken by it in such capacity under the Investment Entity Agreement; and

                  1.4.4 To engage in any and all other lawful general business activities incidental or reasonably related to the foregoing, including, without limitation, borrowing money from any source, whether secured or unsecured, contracting for necessary or desirable services of professionals and others and causing the Investment Entity to do so. All of the foregoing shall be subject to the more specific terms and conditions, including required Approvals by the Members, set forth in this Agreement.

                  1.4.5 The Company shall be a single purpose entity and shall not engage in any activity that is not described in the foregoing purposes of the Company. The Company shall not merge, consolidate, dissolve, enter into Bankruptcy, or declare insolvency without the unanimous Approval of its Members.

                  1.4.6 Notwithstanding anything in this Agreement to the contrary, the Company shall (i) maintain its own separate and distinct books and records, (ii) maintain its accounts separate from any other Person or Entity,
(iii) not commingle its assets with those of any other Person or Entity, (iv) in all dealings with the public, identify itself as a separate entity and conduct business under its own name and as a separate and distinct entity, (v) cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of AGHOP and its assets and liabilities, (vi) pay all its liabilities out of its own funds, (vii) observe all corporate formalities, including the maintenance of current minute books, (viii) maintain an arm's length relationship with its affiliates and other Persons and Entities (including not entering into any transaction which is on terms which are not believed by both parties to be fair and reasonable and comparable to those available from third parties), (ix) pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations, (x) not assume or guarantee the liabilities of any other Person or Entity or acquire obligations or securities of, or make loans or advances to, any Person or Entity or pledge its assets for the benefit of any other Person or Entity, (xi) allocate fairly and reasonably any overhead for shared office space, (xii) use distinct stationery, invoices and checks, (xiii) hold itself out as a separate entity,
(xiv) correct any known misunderstanding regarding its separate identity, (xv) maintain adequate capital in light of its contemplated business operations, and
(xvi) independently make decisions with respect to its business and daily operations.

         1.5 INTERESTS IN THE COMPANY

                  Unless the context otherwise clearly indicates, a Member's "interest" in the Company shall mean and include its share of the capital of the Company, its share of the Profits and Losses (including its share of Gain or Loss on Disposition) and other tax items of the Company, its share of the distributions of the Company, its Capital Account, and its other rights and obligations, all as determined under this Agreement.

                                      [3]

         1.6 OTHER QUALIFICATIONS. At Company expense, the Members shall cause the Company and the Investment Entity to be qualified to do business in each jurisdiction in which such qualification becomes necessary, on or before the date on which such qualification becomes necessary.

         1.7 TERM OF COMPANY. The term of the Company shall commence as of the date of filing the Articles and shall continue until the Company shall be dissolved, liquidated and terminated pursuant to the provisions of Article 8.

         1.8 TITLE TO COMPANY PROPERTY. Legal title to the Company Interest and other assets of the Company and of the assets of the Investment Entity shall be held in such manner as the Members shall Approve as being in the best interests of the Company. It is expressly understood and agreed that the manner of holding title to Company property is solely for the convenience of the Company; accordingly, legal representatives, beneficiaries, distributees, officers, employees, partners, members, shareholders, successors or assigns of any Member shall have no right, title or interest in or to any such Company property by reason of the manner in which title is held, but all such property shall be treated as Company property subject to the terms of this Agreement.

         1.9      DEFINITIONS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  1.9.1 "Act" shall mean the Delaware Limited Liability Company Act, as amended from time to time (Delaware Code, Title 6, Sections 18-101, et seq.)

                  1.9.2 "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant tax year, after giving effect to the following adjustments:

                           1.9.2.1 Credit to such Capital Account any amounts
which such Member is obligated to restore or is deemed to be obligated to restore to the Company pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                           1.9.2.2 Debit to such Capital Account the items
described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  1.9.3 "Affiliate," with respect to any Person, shall mean any Person which (directly or indirectly) Controls or is Controlled or is under common Control with


                                      [4]
such Person or such Person's Affiliates. For the purposes of this Agreement, the term "Control," or any derivative thereof (including "Controlled by" or "Controlling"), when used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, or by contract.

                  1.9.4 "AGHC" is defined in the heading to this Agreement.

                  1.9.5 "AGHC PROSPECTUSES" is defined in Section 5.1.1.

                  1.9.6 "AGHOP" is defined in the heading to this Agreement.

                  1.9.7 "AGREEMENT" shall mean and refer to this Operating Agreement and all Exhibits referred to herein and attached hereto, each of which is hereby made a part hereof, as amended and in effect from time to time.

                  1.9.8 "AGREEMENT DATE" shall mean the date first written above as of which this Agreement is effective.

                  1.9.9 "APPROVAL" (and any variation thereof) of a Member shall mean the prior written consent or approval of the Member, which may be granted or withheld in its sole discretion unless otherwise expressly provided to the contrary in this Agreement. Such Approval shall be valid for a Member who is not a natural person only if given by an Authorized Representative of such Member. Use of the term "reasonable" or "reasonably" in connection with the term "Approval" or any variation thereof or with the term "satisfactory" means that such Approval shall not be withheld or delayed unreasonably. Unless either of such terms is used in connection with the term "Approval" (or any variation thereof), such Approval may be granted or withheld in a Member's sole discretion. Except as provided in Section 5.1.6.1, the Approval of a Member shall not be required from and after the date on which such Member has ceased to have Approval rights under Section 7.9 of this Agreement.

                  1.9.10 "APPROVED BY THE MEMBERS" is defined in Section 1.11.

                  1.9.11 "ARTICLES" shall mean the Certificate of Formation of the Company, as filed with the Office of the Secretary of State of Delaware.

                  1.9.12 "ASSIGNMENT AGREEMENT" is defined in Section 1 4.3.

                  1.9.13 "AUTHORIZED REPRESENTATIVES" is defined in Section 1.11 hereof.

                  1.9.14 "BANKRUPT" shall mean, with respect to any Member, if:


                                      [5]

                           1.9.14.1 such Member, or a Person that Controls such
Member (the "Controlling Person"), shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator, liquidator or the like of itself or of all or of a substantial portion of its assets, (ii) admit in writing its inability, or be generally unable or deemed unable under any applicable law, to pay its debts as such debts become due, (iii) convene a meeting of creditors for the purpose of consummating an out-of-court arrangement, or entering into a composition, extension or similar arrangement, with creditors in respect of all or a substantial portion of its debts, (iv) make a general assignment for the benefit of its creditors,
(v) place itself or allow itself to be placed, voluntarily or involuntarily, under the protection of the law of any jurisdiction relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (vi) take any action for the purpose of effecting any of the foregoing; or

                           1.9.14.2 a proceeding or case shall be commenced in
any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debts, of such Member or a Controlling Person with respect thereto, (ii) the appointment of a trustee, receiver, custodian, administrator, liquidator or the like of such Member or of a Controlling Person with respect thereto or of all or a substantial portion of such Member's or such Controlling Person's assets, or
(iii) similar relief in respect of such Member or such Controlling Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, without the consent of the other Members and such proceeding or case shall continue undismissed for a period of ninety (90) days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days, or an order for relief or other legal instrument of similar effect against such Member or such Controlling Person shall be entered in an involuntary case under such law and shall continue for a period of sixty (60) days.

                  1.9.15 "BANKRUPTCY" shall mean any condition described in the definition of "Bankrupt" which renders a Member a Bankrupt.

                  1.9.16 "BFLLP" is defined in Section 7.8.5.

                  1.9.17 "BUY-OUT PRICE" is defined in Section 7.9.

                  1.9.18 "CAPITAL ACCOUNT" shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the provisions of Section 3.1.

                  1.9.19 "CAPITAL CONTRIBUTION" OR "CAPITAL CONTRIBUTIONS" shall mean the amount of cash and the net fair market value (as reasonably Approved by the Members) of any property contributed to the capital of the Company by the Members pursuant to this Agreement. The term "Capital Contributions" with respect to a Member shall include (i) the contributions of such Member made pursuant to Sections 2.1 and 2.2 and (ii) such Member's payments made to third party creditors of the Company after the Agreement Date with


                                      [6]
respect to Company obligations unless and until reimbursed by the Company, but only to the extent reimbursable to such Member under this Agreement.

                  1.9.20 "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time (or any corresponding provision of succeeding law).

                  1.9.21 "COMPANY" shall mean the limited liability company formed under the Act and operated pursuant to this Agreement.

                  1.9.22 "COMPANY ACCOUNTING YEAR" shall mean and refer to the accounting year of the Company ending December 31 of each calendar year or such shorter fiscal period during such year for which a relevant determination is being made under this Agreement.

                  1.9.23 "COMPANY INTEREST" is defined in Section 1.4.1.

                  1.9.24 "COMPANY MINIMUM GAIN" is defined in Section 3.5.6 hereof.

                  1.9.25 "CONTROL" or "Controlled by" or "Controlling" is defined in the definition of "Affiliate."

                  1.9.26 "CONTROLLING PERSON" is defined in the definition of the term "Bankrupt".

                  1.9.27 "DEFAULTING MEMBER" shall have the meaning set forth in
Section 2.2.1.

                  1.9.28 "DISPOSITION" is defined in the definition of "Gain or Loss on Disposition."

                  1.9.29 "ELECTING MEMBER(S)" is defined in Section 7.9.

                  1.9.30 "EMERGENCY" shall mean an event which reasonably requires immediate action involving the expenditure of funds or other action in order to avert or mitigate significant damage to Persons or property in connection with the Company, the Investment Entity or any of its assets if it is not possible for a Member after reasonable efforts to reach or obtain the Approval of the other Member whose Approval to take such action otherwise would be required.

                  1.9.31 "ENTITY" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, joint-stock company, cooperative, association or other firm or any governmental or political subdivision or agency, department or instrumentality thereof.

                  1.9.32 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.


                                      [7]

                  1.9.33 "FORCE MAJEURE" shall mean any act of God (including weather disturbance, earthquake, fire, mechanical failure of equipment, disease and the like), labor strike or work stoppage or slowdown, sabotage, war, riot, or any other act of any third party that reasonably prevents an action from being taken through no fault of the party who is required to take such action.

                  1.9.34 "FUNDING NOTICE" is defined in Section 2.1.2.

                  1.9.35 "FUNDING PROPORTION" shall mean the following percentage for each Member:

                      AGHOP        99%
                      AGHC          1%

                  1.9.36 "GAIN" OR "LOSS" ON "DISPOSITION" shall mean the gain or loss (as the case may be) of the Company for federal income tax purposes, (i) arising from a sale, exchange or other taxable disposition (including casualty or condemnation) of all or a portion of the Company Interest or other asset of the Company, and (ii) the Company's distributive share of the gain or loss for federal income tax purposes arising from the sale, exchange or other taxable disposition of all or a portion of any of the assets of the Investment Entity or of any Entity in which the Investment Entity has a direct or indirect equity ownership interest. Gain or loss resulting from any disposition of property for which there is a difference between Gross Asset Value and adjusted tax basis (as computed for tax as opposed to book purposes) shall be computed by reference to the Gross Asset Value (as reasonably Approved by the Members) of the property disposed of (as adjusted for book purposes from time to time).

                  1.9.37 "GROSS ASSET VALUE" shall mean, with respect to any asset, the adjusted basis of the asset for federal income tax purposes, adjusted as provided in Section 3.10.

                  1.9.38 "INCLUDING" OR "INCLUDING" shall mean "including, without limitation."

                  1.9.39 "INDEPENDENT TAX COUNSEL" shall mean a nationally recognized tax counsel Approved by the Members that is capable of advising the Company with respect to specified tax matters.

                  1.9.40 "INTEREST" or "INTEREST" is defined in Section 1.5.

                  1.9.41 "INVESTMENT" is defined in Section 1.4.1

                  1.9.42 "INVESTMENT ENTITY" is defined in Section 1.4.2.

                  1.9.43 "INVESTMENT ENTITY AGREEMENT" is defined in Section 1.4.4.


                                      [8]

                  1.9.44 "LIABILITIES" is defined in Section 5.5.3

                  1.9.45 "LIQUIDATOR" is defined in Section 8.3.

                  1.9.46 "MAJOR DECISIONS" is defined in Section 5.1.5

                  1.9.47 "MAJOR DEFAULTS" is defined in Section 5.5.3.

                  1.9.48 "MEMBER ASSIGNEE" is defined in Section 7.4.

                  1.9.49 "MEMBER NONRECOURSE DEBT" is defined in Section 3.5.6 hereof.

                  1.9.50 "MEMBER NONRECOURSE DEBT MINIMUM GAIN" is defined in
Section 3.5.6 hereof.

                  1.9.51 "MEMBER NONRECOURSE DEDUCTIONS" is defined in Section
3.5.6 hereof.

                  1.9.52 "MEMBERS" shall mean AGHC and AGHOP (each a "Member"), in their respective capacities as Members, and any of their successors in their respective capacities as Members admitted to the Company as Members hereunder, and any other Person admitted as a Member under this Agreement, for so long as any such Person is a Member under the terms of this Agreement.

                  1.9.53 "NET AVAILABLE CASH," with respect to any period, shall mean (i) the sum of all cash receipts of the Company during such period from all sources (including Capital Contributions, cash on hand at the beginning of such period to the extent not held in reserves, proceeds from the sale or other disposition of the Company Interest, proceeds from borrowings, distributions from the Investment Entity and any funds released during such period from cash reserves previously established), minus (ii) the Operating Costs for such period.

                  1.9.54 "NON-DEFAULTING MEMBER" is defined in Section 2.2.1.

                  1.9.55 "NONRECOURSE DEDUCTIONS" is defined in Section 3.5.6.

                  1.9.56 "NONRECOURSE LIABILITY" is defined in Section 3.5 6.

                  1.9.57 "OPERATING COSTS" for a period shall mean the sum of
(i) all cash expenditures of the Company made during such period for costs and expenses including payments of interest and principal or other monetary obligations due under any loan made to the Company; accounting, legal and auditing fees; taxes paid by the Company; public or prorate utility charges; sales, use, payroll taxes and withholding taxes related thereto; and all other operating costs, expenses and capital expenditures actually paid during such period with respect to the Company's business or reimbursed to Members, plus
(ii) such reserves


                                      [9]
established from time to time during such period upon the reasonable Approval of the Members, plus (iii) any amounts contributed by the Company to the Investment Entity pursuant to the Investment Entity Agreement during such period.

                  1.9.58 "PERSON" shall mean any individual or Entity

                  1.9.59 "PRIME RATE" shall mean the so-called "Reference Rate" announced by Citibank N.A., New York, New York, from time to time.

                  1.9.60 "PROFIT" OR "LOSS" shall mean, for each Company Accounting Year, an amount equal to the Company's net taxable income or loss for such Accounting Year (including any items of income, gain or deduction taken into account in computing the Company's Gain or Loss on Disposition for such Accounting Year), determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in computing such taxable income or loss), including its allocated share thereof from the Investment Entity, with the following adjustments:

                           1.9.60.1 Any income of the Company that is exempt
from federal income tax and is not otherwise taken into account in computing Profit or Loss shall be added to such taxable income or loss;

                           1.9.60.2 In the event the agreed fair market value of
any Company asset is adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) or other pertinent sections of such Regulations, the amount of such adjustment shall be taken into account as Gain or Loss on Disposition of such asset for purposes of computing Profit or Loss; and in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deduction computed with reference to the value of Company property reasonably Approved by the Members (if different from its adjusted tax basis) pursuant to Regulations Section 1.704-1(b)(2)(iv)(g) for such Company Accounting Year; and

                           1.9.60.3 Notwithstanding any other provisions, any
items which are specially allocated pursuant to Sections 3.4, 3.5 and 3.6 shall not be taken into account in computing Profit or Loss.

                  1.9.61 "PURCHASE NOTICE" is defined in Section 7.9.1.

                  1.9.62 "REGULATIONS" shall mean the final or temporary regulations promulgated from time to time under the Code or, if no final or temporary regulations with respect to a tax issue then are in effect, proposed regulations then in effect if reasonably Approved by the Members, and administrative and judicial interpretations thereof.

                  1.9.63 "RESIDUAL PERCENTAGE" of a Member as of any relevant tune shall mean the following percentage for each Member:


                                      [10]

                  AGHOP                           99%
                  AGHC                             1%

                  1.9.64 "REVALUED PROPERTY" is defined in Section 3.5.3.2.

                  1.9.65 "SHORTFALL DISBURSEMENT" is defined in Section 2.2.1.

                  1.9.66 "TAX MATTERS PARTNER" is defined in Section 5.4 (which references the Code).

                  1.9.67 "TAX TERMINATION" is defined in Section 7.5.1.3.

                  1.9.68 "TERMINATED MEMBER" shall mean (i) any Member that becomes Bankrupt, (ii) any Member which has been dissolved (and which has not been reconstituted within sixty (60) days thereafter) or (iii) any Member which has committed a Major Default.

                  1.9.69 "TERMINATION DATE" shall mean the date upon which a Member became a Terminated Member.

                  1.9.70 "TRANSFER" shall mean (i) the issuance, transfer, sale, gift, grant, conveyance, assignment, or redemption of any equity ownership interest (whether stock, membership interest, partnership interest or otherwise) in the Company or in any Person holding a direct (or indirect through tiered Entities) interest in the Company, or the merger or consolidation of any such Person into or with another Person, as the case may be; and (ii) the execution and delivery by the Company or any Person holding a direct (or indirect through tiered Entities) interest in the Company of a contract of sale, option or other agreement providing for any of the foregoing.

                  1.9.71 "TRANSFER RESTRICTION TERMINATION DATE" is defined in
Section 5.1.6.1.

                  1.9.72 "UNREPAID CAPITAL" with respect to each Member shall mean the Capital Contributions made from time to time to the Company by such Member, reduced by any distributions previously made to such Member pursuant to
Section 4.1.1.

         1.10 AUTHORIZED ACTS. In furtherance of its purposes, but subject to all the other provisions of this Agreement including required Approvals of the Members under Article 5, the Company, the Members and the Company's officers appointed on its behalf under Section 5.5 are hereby authorized:

                  1.10.1 To pursue any rights of the Company (and cause the Investment Entity to pursue any rights of such Investment Entity) with respect to the Investment pursuant to any agreement to which it or such Investment Entity is a party and to own the Company Interest and to own and operate any other asset acquired by the Company pursuant to the provisions of this Agreement.


                                      [11]

                  1.10.2 To own the Company Interest for investment purposes and to finance, sell, convey, assign, transfer or mortgage the Company Interest, as well as any other property necessary, convenient or incidental to the accomplishment of the purposes of the Company, all on terms as shall be Approved by the Members;

                  1.10.3 To borrow money on behalf of itself and/or to cause the Investment Entity to do so (whether secured or unsecured), and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company or the Investment Entity, and to secure the same by mortgage, deed of trust, pledge or other lien on any assets of the Company or the Investment Entity;

                  1.10.4 To borrow money on the general credit of the Company or the Investment Entity for use in the Company or Investment Entity business;

                  1.10.5 To enter into, perform and carry out contracts of any kind, including contracts with Affiliates of any of the Members, necessary to, in connection with or incidental to the accomplishment of the purposes of the Company or the Investment Entity;

                  1.10.6 To issue Funding Notices calling for additional Capital Contributions in accordance with the provisions of this Agreement;

                  1.10.7 To enter into any kind of lawful activity and to perform and carry out contracts of any kind necessary to or in connection with or incidental to the accomplishment of the purposes of the Company, so long as said activities and contracts may lawfully be carried on or performed by a foreign limited liability company under the laws of the states in which the Company is qualified to do business; and

                  1.10.8 To enter into and to perform the Company's obligations under any agreement to which it becomes a party, including the Assignment Agreement and the Investment Entity Agreement.

         1.11 AUTHORIZED REPRESENTATIVES. The "Authorized Representatives" of a Member that is not a natural person shall be those representatives designated by notice to all other Members by such Member from time to time to represent such Member in connection with the Company, unless and until replaced or removed by notice from such Member to all Members. The written statements and representations of an Authorized Representative for a Member that is not a natural Person shall be the only authorized statements and representations of such Member with respect to the matters covered by this Agreement. The written statement or representation of any one Authorized Representative of such Member shall be sufficient to bind such Member with respect to all matters pertaining to the Company. The term "Approved by" or "Consented to by" or "Consent of" or "satisfactory to" with respect to a Member that is not a natural Person means a decision or action which has been consented to in writing by any Authorized Representative of such Member. In order for a decision or action to be "Approved by the Members" (or any variation thereof), the decision or action must be Approved by at least one Authorized Representative of each


                                      [12]

Member who then continues to have Approval rights with respect to such action or decision under this Agreement.

                                    ARTICLE 2

                              CAPITAL CONTRIBUTIONS
                          AND ADDITIONAL CONTRIBUTIONS

         2.1 CAPITAL CONTRIBUTIONS.

                  2.1.1 INITIAL CAPITAL CONTRIBUTIONS. Concurrently with execution and delivery of this Agreement, the Members shall contribute the following amounts in cash to the capital of the Company.

                                                            Capital
                            Member                        Contribution
                            ------                        ------------
                            AGHOP                           $ 9,900
                            AGHC                                100
                                                            -------

                            Total                           $10,000
                                                            =======

                  2.1.2 ADDITIONAL CAPITAL CONTRIBUTIONS. If notice is given to all Members by any Member who is not a Terminated Member (under Section 7.9 of this Agreement) stating that the Company requires additional Capital Contributions, and such notice is made on a form that has been Approved by the Members for such purpose (a "Funding Notice"), the Members shall contribute to the capital of the Company in cash the amounts required under Section 2.2.1 (such amounts to be specified in such Funding Notice) on or before the Due Date therefor under Section 2.2.1, provided, however, that no Funding Notice may be issued by either Member under any circumstances unless the issuance of such notice has been Approved by the Members or otherwise is permitted to be issued without Approval of the Members under this Agreement, and provided, further, that no Member shall be required to issue a Funding Notice under any circumstances without such Member's Approval.

         2.2 THIRD PARTY LOANS AND ADDITIONAL CAPITAL CONTRIBUTIONS AND CAPITAL CALLS.

                  2.2.1 If a Funding Notice is properly given by either Member pursuant to Section 2.1.2, each Member shall have the obligation to contribute additional cash to the capital of the Company, in an amount equal to the product of (a) the aggregate amount of required funds that is set forth in such Funding Notice ("Shortfall Disbursement") multiplied by (b) such Member's Funding Proportion, which amount shall be used to satisfy the items described in such Funding Notice. Such Capital Contributions shall be made by the Members pro rata in proportion to their respective Funding Proportions. The Funding Notice shall specify the amount of each Member's share, as so determined, of any Shortfall


                                      [13]

Disbursement required under this Section 2.2.1. Each Member shall contribute its share of any Shortfall Disbursement within five (5) days after the later to occur of (i) the date on which the Funding Notice has been received (or is deemed to have been received under Section 9.5) or (ii) the required funding date that is set forth in the Funding Notice (the expiration of such five-day period is referred to as the "Due Date"). There shall be a cure period of five
(5) days after the Due Date for each Member to contribute its share of such Shortfall Disbursement, as provided in Section 2.2.2.

                  2.2.2 If any Member fails to contribute the full amount of its Capital Contributions required to be made pursuant to Section 2.1.2 and Section
2.2.1 within five (5) days after the Due Date thereunder ("Defaulting Member"), then, as the exclusive remedies of the Company and the other Member (the "Non-Defaulting Member"), the Non-Defaulting Member shall have the following remedies, exercisable by notice from the Non-Defaulting Member to the Defaulting
Member: (i) to cause the Company to sue the Defaulting Member for actual (and not consequential) damages that shall be limited to the portion of the Defaulting Member's share of the Shortfall Disbursement that was not received timely, plus interest at the Prime Rate and the costs of collection, and (ii) either: (a) to elect to lend (or to cause the Non-Defaulting Member's Affiliates to lend), to the Defaulting Member or to the Company, as Approved by the Non-Defaulting Member, the amount of such Capital Contribution that was not made timely by the Defaulting Member, or (b) to elect to contribute the amount of such Capital Contribution that was not made timely by the Defaulting Member, in which case the amount so contributed shall be treated as Capital Contributions of the Non-Defaulting Member for all purposes. Upon the failure of the Non-Defaulting Member to elect which of the remedies specified in clause (a) or
(b) of this Section 2.2.2 has been selected, by written notice to the Company and the Defaulting Member given within thirty (30) days after funding the share of the Capital Contribution not made by the Defaulting Member, the remedy described in such clause (b) shall be deemed to have been selected. The remedies described in clauses (i) and (ii) of this Section 2.2.2 shall be cumulative, and all or any of them may be elected and apply simultaneously, except that the remedies described in clauses (a) and (b) of this Section 2.2.2 shall be mutually exclusive with respect to each Funding Notice.

                           2.2.2.1 If the Non-Defaulting Member chooses to lend
(or to cause its Affiliates to lend) the amount of the Capital Contribution not made by the Defaulting Member, the loan shall be a recourse loan to the Company or to the Defaulting Member, as the case may be, and shall bear interest, compounded monthly, at the rate equal to the lesser of (i) the Prime Rate or
(ii) the maximum interest rate permitted by law, from the date such loan is made until the date of repayment. Such loan shall be deemed to have been made to the Defaulting Member (and not to the Company) only if the Non-Defaulting Member (or the Non-Defaulting Member's Affiliate) has paid such amount directly to the Company and specifies, by notice to the Members given within five (5) days after such funding, that the loan is being made to the Defaulting Member, in which case said amount shall be deemed to have been contributed to the Company by the Defaulting Member for all purposes. Repayment of any such loan to the Defaulting Member shall be effected by the Members causing the Company to pay directly to the Non-Defaulting Member all distributions otherwise payable to the Defaulting Member under this Agreement as and when


                                      [14]
payable, instead of making such distributions to the Defaulting Member (with such distributions being deemed for all purposes to have been made to the Defaulting Member and then paid by the Defaulting Member to the Non-Defaulting Member or its Affiliates, as the case may be). Repayment of any such loan to the Company shall be made as provided in Section 4.1 and Section 4.2.2. Any payments made with respect to loans described in this Section 2.2.2.1 shall first be deemed to pay accrued but unpaid interest, and then be deemed to repay principal.

                  2.2.3 Except as otherwise specifically set forth in this Agreement, no Member shall have the right (i) to withdraw such Member's Capital Contribution or to demand or receive the return of a Capital Contribution or to make any claim to any portion of Company capital or (ii) to demand or receive property other than cash in return for a Capital Contribution or to receive any cash in return for a Capital Contribution.

                  2.2.4 Except as expressly provided in this Agreement, no Member shall have personal liability to make any Capital Contribution.

                  2.2.5 A deficit Capital Account of a Member (or of a partner or member of a Member) shall not be deemed to be a liability of such Member (or of such partner or member) or an asset or property of the Company (or any Member). Furthermore, no Member shall have any obligation to the Company or any other Member for any deficit balance in such Member's Capital Account.

         2.3 MEMBER LOANS. The Members may lend money to the Company for any Company purposes on terms that are Approved by the Members from time to time.

                                    ARTICLE 3

                             INCOME TAX ALLOCATIONS

                  3.1 ESTABLISHMENT AND MAINTENANCE OF CAPITAL ACCOUNTS; PARTNERSHIP STATUS. The Members shall establish and cause the Company to maintain a single Capital Account for each Member which reflects such Member's Capital Contributions to the Company. Each Member's Capital Account shall also reflect the allocations and distributions made to such Member pursuant to Articles 3 and 4 and otherwise be adjusted in accordance with Code Section 704 and the principles set forth in Regulations Sections 1.704-1(b) and 1.704-2. In applying such principles, any expenditures of the Company described in Code
Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) shall be allocated among the Members in proportion to their respective Funding Proportions. The Members intend that the Company be treated as a partnership for tax purposes.

                  3.2 PROFIT AND LOSS ALLOCATIONS. For purposes of determining Capital Account balances under this Section 3.2, Profit and Loss with respect to any Company


                                      [15]

Accounting Year shall be allocated prior to reducing Capital Accounts by any distributions with respect to such Company Accounting Year.

                  3.2.1 LOSS ALLOCATIONS. For each Company Accounting Year from the Agreement Date until the termination of the Company, Loss from Company operations shall be allocated among the Members in the following order of priority:

                           3.2.1.1 First, among the Members as necessary to
cause the portion of each Member's Capital Account balance exceeding such Member's Unrepaid Capital, if any, to be in proportion to the Members' respective Residual Percentages;

                           3.2.1.2 Second, as necessary to cause each Member's
Capital Account balance, determined after adjusting the Members' Capital Accounts for the allocations made pursuant to Section 3.2.1.1 for the Company Accounting Year, to equal such Member's Unrepaid Capital;

                           3.2.1.3 Third, as necessary to cause each Member's
Capital Account balance, determined after adjusting the Members' Capital Accounts for the allocations made pursuant to Sections 3.2.1.1 and 3.2.1.2 for the Company Accounting Year to equal zero; and

                           3.2.1.4 Fourth, after giving effect to the
allocations made pursuant to Sections 3.3.1.1, 3.3.1.2 and 3.3.1.3, among the Members in proportion to their respective Residual Percentages.

                  3.2.2 PROFIT ALLOCATIONS. For each Company Accounting Year, Profit from Company operations shall be allocated in the following order of priority:

                           3.2.2.1 First, among the Members as necessary to
cause the Capital Account balance of each Member to equal such Member's Unrepaid Capital,

                           3.2.2.2 Second, after giving effect to the
allocations made pursuant to Section 3.2.2.1, among the Members as necessary to cause the portion of each Member's Capital Account balance exceeding such Member's Unrepaid Capital to be in proportion to the Members' respective Residual Percentages; and

                           3.2.2.3 Third, among the Members in proportion to
their then respective Residual Percentages.

         3.3 ALLOCATIONS OF GAIN OR LOSS ON DISPOSITION.

                  3.3.1 GAIN OR LOSS ON DISPOSITION. Gain or Loss on Disposition shall be a part of Profit or Loss for the period in which such Gain or Loss on


                                      [16]

Disposition is recognized by the Company for tax purposes, and shall be allocated as a part of Profit or Loss pursuant to Section 3.2.

         3.3.2 RULES OF CONSTRUCTION.

                           3.3.2.1 For purposes of applying Section 3.2 for a
Company Accounting Year, a Member's Capital Account balance shall be deemed to be increased by such Member's share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain remaining at the close of such Company Accounting Year as determined under the Regulations under Section 704(b).

                           3.3.2.2 If there is insufficient Profit or Loss
(including Gain or Loss on Disposition) to allocate to the Members pursuant to any subsection of Section 3.2 to cause every Member's Capital Account balance to equal the entire Capital Account balance described in such subsection with respect to such Member, such Profit or Loss (including Gain or Loss on Disposition) available to be allocated among the Members pursuant to said subsection shall be allocated in proportion to the amounts thereof that would have been allocated to each Member pursuant to such subsection if there had been sufficient amounts thereof to fully satisfy the requirements of such subsection with respect to every Member.

                           3.3.2.3 Except as is otherwise provided in this
Article 3, an allocation of Company taxable income or taxable loss to a Member shall be treated as an allocation to such Member of the same share of each item of income, gain, loss and deduction that has been taken into account in computing such taxable income or taxable loss.

         3.4 MINIMUM GAIN CHARGEBACK AND QUALIFIED INCOME OFFSET.

                  3.4.1 NO IMPERMISSIBLE DEFICITS. Notwithstanding any other provision of this Agreement, taxable loss (or items of deduction) shall not be allocated to a Member to the extent that the Member has or would have, as a result of such allocations, an Adjusted Capital Account Deficit. Any taxable loss (or items of deduction) which otherwise would be allocated to a Member, but which cannot be allocated to such Member because of the application of the immediately preceding sentence, shall instead be allocated to the other Members.

                  3.4.2 QUALIFIED INCOME OFFSET. In order to comply with the "qualified income offset" requirement of the Regulations under Code Section 704(b), and notwithstanding any other provision of this Agreement to the contrary except Section 3.4.3 below, in the event a Member for any reason (whether or not expected) has an Adjusted Capital Account Deficit, items of Profits, including Gain on Disposition (consisting of a pro rata portion of each item of income comprising the Company's Profits, including Gain on Disposition, and both gross income and gain for the taxable year) shall be allocated to such Member in an amount and manner sufficient to eliminate as quickly as possible the Adjusted Capital Account Deficit.


                                      [17]

                  3.4.3 MINIMUM GAIN CHARGEBACK. In order to comply with the "minimum gain chargeback" requirements of Treasury Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4), and notwithstanding any other provision of this Agreement to the contrary, in the event there is a net decrease in a Member's share of Company Minimum Gain and/or Member Nonrecourse Debt Minimum Gain during a Company taxable year, such Member shall be allocated items of income and gain for that year (and if necessary, other years) as required by and in accordance with Regulations Sections 1.704-2(f)(1) and 1.704-2(i)(4) before any other allocation is made.

         3.5 OTHER TAX ALLOCATION PROVISIONS.

                  3.5.1 INCOME CHARACTERIZATION. For purposes of determining the character (as ordinary income or capital gain) of any Gain on Disposition allocated to the Members pursuant to Section 3.2, 3.3 or 3.4, such portion of the taxable income of the Company allocated pursuant to any such Section which is treated as ordinary income attributable to the recapture of depreciation shall, to the extent possible, be allocated among the Members in the proportion which (i) the amount of depreciation previously allocated to each Member bears to (ii) the total of such depreciation allocated to all Members. This Section
3.5.1 shall not alter the amount of allocations among the Members pursuant to Sections 3.2, 3.3 and 3 4, but merely the character of income so allocated.

                  3.5.2 CHANGE IN PERCENTAGE INTERESTS. Notwithstanding the foregoing, in the event any Member's Residual Percentage changes during a fiscal year for any reason, the allocations of taxable income or loss under this
Article 3, and distributions, shall be adjusted as necessary to reflect the varying interests of the Members during such year using an interim closing of the books method as of the date of such change, or such other method as is reasonably Approved by the Members.

                  3.5.3 MANDATORY ALLOCATIONS -- SECTION 704(c) AND MEMBER NONRECOURSE DEBT.

                           3.5.3.1 Notwithstanding the foregoing, (i) in the
event Code Section 704(c) or Code Section 704(c) principles applicable under Regulations Section 1.704-1(b)(2)(iv) require allocations of income or loss of the Company in a manner different than that set forth above, the provisions of
Section 704(c) and the Regulations thereunder shall control such allocations among the Members; and (ii) all tax deductions and taxable losses of the Company that, pursuant to Regulations Section 1.704-2(i), are attributable to a Member Nonrecourse Debt for which a Member (or a Person related to such Member under Treasury Regulations Section 1.752-4(b)) bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) shall be allocated to such Member as required by Regulations Section 1 704-2(c).

                           3.5.3.2 Any item of income, gain, loss and deduction
with respect to any property (other than cash) that has been contributed by a Member to the capital of the Company or which has been revalued for Capital Account purposes pursuant to Regulations Section 1.704-1(b)(2)(iv) and which is required or permitted


                                      [18]
to be allocated to such Member for income tax purposes under Section 704(c) of the Code so as to take into account the variation between the tax basis of such property and its fair market value at the time of its contribution or at the time of its revaluation for Capital Account purposes pursuant to Regulations
Section 1.704-1(b)(2)(iv) (such contributed or revalued property is referred to as "Revalued Property") shall be allocated solely for income tax purposes in the manner so required or permitted under Code Section 704(c) using any reasonable method of allocation permitted under the Regulations, such allocations to be made as shall be reasonably Approved by the Members. Allocations under this
Section 3.5.3.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profit or Loss (including Gain or Loss on Disposition) or other items or distributions under any provision of this Agreement.

                  3.5.4 GUARANTEE OF COMPANY INDEBTEDNESS. Except for arrangements expressly described in this Agreement (including loans described in Section 2.2.2.1 and/or 2.3), no Member shall enter into (or permit any Person related to the Member to enter into) any arrangement with respect to any liability of the Company that would result in such Member (or a Person related to such Member under Regulations Section 1.752-4(b)) bearing the economic risk of loss (within the meaning of Regulations Section 1.752-2) with respect to such liability unless such arrangement has been Approved by the Members. To the extent a Member is permitted to guarantee the repayment of any Company indebtedness under this Agreement, each of the other Members shall be afforded the opportunity to guarantee such Member's pro rata share of such indebtedness, determined in accordance with the Members' respective Funding Proportions. If a loan is to be made to the Company or the Investment Entity and such loan is to be guaranteed by any Members (which guaranty by a Member shall occur only upon the Approval of such Member), then, as between such Approving Members, such liability shall be shared in proportion to their respective Funding Proportions (and, if joint and several liability of such Members shall be required by the lender under a Company or Investment Entity borrowing that has been Approved by the Members, each such Approving Member shall make contributions to the Company when requested by any Member to do so, which amounts shall immediately be distributed to such other Approving Members, as necessary for such Approving Members to bear the economic risk of loss with respect to any such borrowing in proportion to their respective Funding Proportions).

                  3.5.5 REFERENCES TO REGULATIONS. Any reference in this Agreement to a provision of final, proposed and/or temporary Regulations shall, in the event such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Company under the effective date rules applicable to such successor provision or the Members otherwise so reasonably Approve under applicable elections contained in such Regulations.


                                      [19]

                  3.5.6 TAX DEFINITIONS.

                           3.5.6.1 "NONRECOURSE DEDUCTIONS" has the meaning set
forth in Regulations Section 1.704-2(c)

                           3.5.6.2 "NONRECOURSE LIABILITY" has the meaning set
forth in Regulations Section 1.704-2(b)(3)

                  3.5.6.3 "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(2).

                           3.5.6.4 "MEMBER NONRECOURSE DEBT" has the meaning
ascribed to the term "Partner Nonrecourse Debt" set forth in Regulations Section 1.704-2(b)(4)

                           3.5.6.5 "MEMBER NONRECOURSE DEDUCTIONS" has the
meaning ascribed to the term "Partner Nonrecourse Deductions" set forth in Regulations Section 1.704-2(i)

                           3.5.6.6 "COMPANY MINIMUM GAIN" has the meaning
ascribed to the term "Partnership Minimum Gain" in Regulations Section 1.704 2(d)(1) (and includes the Company's Share of the Company Minimum Gain of the Investment Entity)

         3.6 INTENT OF ALLOCATIONS. The parties intend that the foregoing tax allocation provisions of this Article 3 shall produce final Capital Account balances of the Members that will permit liquidating distributions made in accordance with final Capital Account balances under Section 4.2.3 to be made (after unpaid loans and interest thereon, including those owed to Members have been paid) in a manner identical to the order of priorities set forth in Sections 4.1.1 and 4.1.2. To the extent that the tax allocation provisions of this Article 3 would fail to produce such final Capital Account balances, (i) such provisions shall be amended by the Members if and to the extent necessary to produce such result and (ii) taxable income and taxable loss of the Company for prior open years (or items of gross income and deduction of the Company for such years) shall be reallocated among the Members to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years, as reasonably Approved by the Members. This Section 3.6 shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority

         3.7 BASIS ELECTIONS. In the event of a transfer of all or any part of a Member's interest in the Company, the Company shall elect to adjust the basis of the Company's assets under Code Section 754 if Approved by the Members. The transferor or transferee of a Company interest shall pay all costs of preparing and filing all instruments or


                                      [20]
documents necessary to effectuate such election if made, unless otherwise Approved by the Members.

         3.8 GENERAL ALLOCATION RULES. All Profit and Loss of the Company (including Gain or Loss on Disposition) shall be allocated with respect to each Company Accounting Year as of the end of, and within ninety (90) days after the end of, such year, or as soon thereafter as is practically possible. All Profit and Loss (including Gain or Loss on Disposition) shall be allocated to the Members shown on the records of the Company to have been Members as of the last day of the Company Accounting Year for which such allocation is to be made, except that, if a Member sells or exchanges its interest in the Company or otherwise is admitted as a substituted Member, the Profit or Loss and Gain or Loss on Disposition shall be allocated between the transferor and the transferee by taking into account their varying interests during the Company Accounting Year in accordance with Code Section 706(d), using the interim closing of the books method or such other method as shall be reasonably Approved by the Members.

         3.9 SHARING OF COMPANY NONRECOURSE DEBT. Throughout the term of the Company, the nonrecourse debt of the Company (other than Member Nonrecourse
Debt) shall be allocated for tax purposes among the Members in accordance with their then respective Residual Percentages.

         3.10 ADJUSTMENT OF GROSS ASSET VALUE. Gross Asset Value, with respect to any asset, shall be the adjusted basis for federal income tax purposes of that asset, except as follows:

                  3.10.1 The initial Gross Asset Value of any asset contributed (or deemed contributed under Regulations Section 1.708-1(b)(1)(iv)) by a Member to the Company shall be the fair market value of the asset on the date of the contribution, as reasonably Approved by the Members.

                  3.10.2 The Gross Asset Values of all Company assets shall be adjusted to equal the respective fair market values of the assets, as reasonably Approved by the Members:

                  3.10.2.1 If the Members reasonably Approve that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company, as a result of (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; or (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and

                           3.10.2.2 As of the liquidation of the Company within
the meaning of Regulations Section 1.704-1(b)(2)(ii)(g)

                  3.10.3 The Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value of the asset on the date of distribution as


                                      [21]
reasonably Approved by the Members (less any liabilities assumed by the distributee Member or to which such asset is subject as of the time of distribution).

                  3.10.4 The Gross Asset Values of Company assets shall be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations Section 1.704-1(b)(2)(iv)(m), provided that Gross Asset Values shall not be adjusted under this Section 3.10.4 to the extent that the Members reasonably Approve that an adjustment under Section 3.10.2 is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 3.10 4.

After the Gross Asset Value of any asset has been determined or adjusted under
Section 3.10.1, 3.10.2 or 3.10.4, Gross Asset Value shall be adjusted by the depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

                                    ARTICLE 4

                           INVESTMENT LOAN REPAYMENTS
                                AND DISTRIBUTIONS

         4.1 NET AVAILABLE CASH. The Members shall, at the end of each quarter, determine the amount of Net Available Cash for such quarter (or more frequently, if Approved by the Members). All Net Available Cash for any period shall be distributed as follows, within thirty (30) days after the end of each calendar quarter (or at such other times as shall be Approved by the Members) after first repaying any loans to the Company from the Members under Section 2.2.2.1 and/or
2.3 (loans which have been outstanding the longest shall be repaid first and if two or more Members have loans which have been outstanding for equal periods, repayment of such loans shall be made pro rata, in proportion to such Members' then respective loan balances, with payments first repaying accrued but unpaid interest and then repaying principal):

                  4.1.1 First, distributions shall be made to the Members until each Member has received distributions pursuant to this Section 4.1.1 in an amount equal to such Member's Unrepaid Capital; such distributions to be made pro rata, in proportion to the then respective aggregate Unrepaid Capital of each Member; and

                  4.1.2 Next, the balance shall be distributed to the Members, pro rata, in proportion to the Members' then respective Residual Percentages.

         4.2 PROCEEDS AND DISTRIBUTIONS IN LIQUIDATION. The proceeds received by the Company in connection with the liquidation and winding up of the Company shall be applied in the following order of priority:


                                      [22]

                  4.2.1 First, to the payment of the expenses incurred in dissolution and termination;

                  4.2.2 Next, to the payment of creditors of the Company (including making the repayments of any unpaid Member loans in the same priority as is described in Section 4.1) except secured creditors whose obligations will be assumed or otherwise transferred on a liquidation of the Company property or assets; and

                  4.2.3 The balance, if any, shall be distributed to the Members in accordance with their respective positive Capital Account balances (determined after applying Article 3 for all periods, including the liquidation period) as provided in Section 8.6.

         4.3 GENERAL DISTRIBUTION RULES.

                  The timing and amount of all distributions shall be in accordance with Sections 4.1, 4.2, 8.5 and 8.6. All distributions of cash shall be made to the Members shown on the records of the Company to have been Members on the date of the distribution. All distributions, upon request by a Member, shall be made by wire transfer in immediately available funds to such Member's account specified in such request. Distributions of Net Available Cash made to a Member shall be deemed to be advances on account of such Member's share of the distributable amounts thereof. For purposes of this Agreement, the term "distributable" with respect to such distributions shall mean the amount of such distributions as finally determined pursuant to the provisions of this Agreement by the Members for the Company Accounting Year in respect of which they were made and for the term of the Company.

         4.4 SOURCE OF DISTRIBUTIONS. Each Member shall look solely to the assets of the Company for the return of its Capital Contributions and its share of distributions and shall have no recourse upon dissolution or otherwise against the Company, the Members or the Liquidator. No holder of an interest in the Company shall have any right to receive any distributions except as provided in this Agreement or any right to demand or receive property other than cash upon dissolution and termination of the Company.


                                      [23]

                                    ARTICLE 5

                    MANAGEMENT; DUTIES AND POWERS OF MEMBERS;
                          RIGHTS AND DUTIES OF MEMBERS

         5.1 MANAGEMENT OF BUSINESS; EXECUTION AUTHORITY; OFFICERS; MEMBER OBLIGATIONS; REIMBURSEMENTS; MAJOR DECISIONS; RETAINED APPROVALS.

                  5.1.1 MANAGEMENT.

                           5.1.1.1 MEMBER MANAGEMENT. The Company shall be
Member managed and shall have no managers. Except as otherwise provided in this Agreement (including the right of the Members to Approve Major Decisions under Section 5.1.5), any Member who is not a Terminated Member may supervise and/or undertake the business of the Company and make decisions affecting the day-to-day operations of the Company, the Company Interest and the Investment. Except to the extent the Approval of a Member is expressly required under this Agreement, no consent or Approval of the other Member shall be required with respect to any action or decision of such Member with respect to Company or Investment Entity matters. No Member shall receive any compensation for serving as a Member or undertaking any action on behalf of the Company. Each Member shall cause each of its Authorized Representatives to devote as much time as is reasonably necessary to fulfill the Member's obligations under this Agreement.

                           5.1.1.2 EXECUTION AUTHORITY. The signature of either
Member, the President of the Company or any Vice-President of the Company appointed under Section 5.1.4.1 shall be required on all contracts of the Company. The execution and delivery by any Member, the President of the Company or any Vice President of the Company of any document shall be sufficient to bind and shall be binding upon the Company for all purposes, and third parties shall be entitled to rely on the authority of any Member, the President or any Vice President of the Company to take any action on behalf of the Company. Notwithstanding the foregoing, (i) neither Member nor any officer of the Company shall take any action requiring Approval of the Members under this Agreement unless the provisions of this Agreement concerning such Approval have been fully satisfied, and (ii) no officer or employee of the Company shall take any action on behalf of the Company unless such action either has been Approved by the Members or is both (a) permitted to be taken by any Member without the Approval of the other Member under this Agreement and (b) is directed to be taken by such officer or employee by a Member who is not a Terminated Member under Section
7.9. Either Member shall have the authority and responsibility, at Company expense, of supervising the Company's employees, if any.

                           5.1.1.3 AGHC PROSPECTUSES COMPLIANCE. The Members
shall use their reasonable efforts, at Company expense, to cause the Company to comply with all applicable laws and regulations and to operate the business of the Company and the Investment Entity in a manner that is reasonably consistent in all material respects with the descriptions contained in the prospectuses of AGHC pursuant to which shares in AGHC were offered (the "AGHC Prospectuses").


                                      [24]

                  5.1.2 COMPENSATION; REIMBURSEMENT. No compensation shall be payable by the Company to any Member or to an Affiliate of any Member unless permitted pursuant to the AGHC Prospectuses and Section 5.2. Unless reimbursement is prohibited under Section 5.5 or another provision of this Agreement, the Company shall reimburse the Members for their actual and reasonable out-of-pocket expenses incurred in connection with Company business to the extent such Member is authorized to take the action resulting in such expenses, including those expenses that are described in this Section 5.1 or that are otherwise specifically authorized by this Agreement.

                  5.1.3 BUDGETS AND RESERVES.

                           5.1.3.1 OPERATING BUDGET; INVESTMENT BUDGETS;
RESERVES. The Members shall cause to be prepared, at Company Expense, such budgets with respect to the Company or the Investments as shall be Approved by the Members or as shall be required by Persons making loans to the Company, the Investment Entity or either Member Reserves shall be established for the Company only to the extent reasonably Approved by the Members, taking into account the requirements of lenders to the Company, the Investment Entity, or either Member under loan documents that are binding on the Company.

                  5.1.4 POWERS OF THE MEMBERS. Each Member who is not a Terminated Member shall have full power and shall have the obligation without the necessity of obtaining the Approval of any other Member (except as otherwise set forth in this Agreement), and at the expense of the Company, to take all actions required to conduct the day-to-day operations of the Company and accomplish the purposes stated in this Agreement, and, subject to the availability of Company funds, to implement the Mayor Decisions and other decisions that have been Approved by the Members, and to pay the expenses of the Company (or cause them to be paid) when due. Neither Member (nor any officer) shall have the power to implement any Major Decision unless such Mayor Decision has been Approved by the Members, as set forth in Section 5.1 6.2 hereof.

                           5.1.4.1 OFFICERS AND EMPLOYEES; DELEGATION OF
AUTHORITY; BONDING/ O&D INSURANCE. Subject to Section 1.4.7, the Company shall have its own offices and administrative and operating employees, and shall bear the cost thereof, to the extent Approved by the Members from time to time. Subject to Section 1.4.7, the Company shall have such officers (including a President and one or more Vice Presidents) if and to the extent Approved by the Members from time to time. At Company expense, each Member who is not a Terminated Member shall have the authority to hire and discharge Company employees (including Company officers) as the Members shall reasonably Approve. The compensation arrangements for all employees shall be as Approved by the Members from time to time. The President and any Vice President of the Company shall have the authority described in Section 5.1.1.2. Fidelity bonds, in amounts and on terms Approved by the Members, may be obtained at Company expense for Company employees, and the Company may obtain officer and director (or comparable) insurance for the Company's officers and other employees on such terms, and in such amounts, as shall be Approved by the Members from time to time. The Members may delegate the authority to


                                      [25]
take any action permitted under this Agreement to either of the Members or to any Company officer, employee or agent, in each case to the extent Approved by the Members, as evidenced by a written document that has been executed by all Members who are not Terminated Members.

                           5.1.4.2 NON-EXCLUSIVITY. No Member shall be required
to conduct the Company's day-to-day operations and implement Major Decisions as its sole and exclusive function, and it and its Affiliates may have other business interests and may engage in other activities in addition to those relating to the Company, without having or incurring any obligation to offer any interest in such activities to the Company or any Member, except as provided in the AGHC Prospectuses, and the Members shall be obligated to devote, and cause controlling persons to devote, only so much of their time to the Company's business as shall be reasonably required to meet the Members' respective obligations hereunder.

                  5.1.5 MAJOR DECISIONS. The following are major decisions (the "Major Decisions") requiring the prior Approval (or unanimous reasonable Approval, if so indicated) of the Members (except as otherwise required in case of Emergency or Force Majeure); provided, however, that a Member's Approval shall not be required after such Member has lost its Approval rights under
Section 7.9 or another provision of this Agreement except to the extent provided in Section 5.1.6.1:

                           5.1.5.1 Any act in contravention of this Agreement
(including the requirements concerning compliance with the AGHC Prospectuses contained in Sections 5.1.1., 5.1.2 and 5.1.4.2) or extending the term of the Company;

                           5.1.5.2 Any act which would make it impossible to
carry on the ordinary business of the Company, except the liquidation of the Company under the circumstances permitted in Article 8, or the sale, exchange or other disposition of the Company Interest or Investment or any other Company or Investment Entity assets by the Company or the Investment Entity that has been Approved by the Members or otherwise is permitted under this Agreement;

                           5.1.5.3 Any action which would cause the Company to
become an entity other than a Delaware limited liability company;

                           5.1.5.4 Changing the purposes of the Company;

                           5.1.5.5 Amending this Agreement except as permitted
herein (including Section 3.6);

                           5.1.5.6 Making in-kind distributions;

                           5.1.5.7 Establishing or adjusting Gross Asset Value
under Section 3.10 for any contributed or distributed asset (reasonable Approval only);


                                      [26]

                           5.1.5.8 Indemnification of any Person other than a
Member;

                           5.1.5.9 Except as provided in Section 3.5.4, entering
into any agreement (i) which would cause any Member to become personally liable on or in respect of or to guarantee any indebtedness of the Company or (ii) which is not nonrecourse to the Members;

                           5.1.5.10 Causing the Company to redeem or repurchase
all or any portion of the interest of a Member except as provided in Section
7.9;

                           5.1.5.11 Acceptance of additional Capital
Contributions other than those expressly provided for in this Agreement;

                           5.1.5.12 Causing or permitting the Company to be
merged with any other entity;

                           5.1.5.13 Causing or permitting the Company to make
loans to, or enter into any contract with any Member or any Affiliate of a Member, other than contracts permitted under Section 5.2;

                           5.1.5.14 Dissolving, terminating or liquidating of
the Company, except as provided in Article 8 of this Agreement;

                           5.1.5.15 Entering into a binding commitment letter,
option or contract to acquire or cause the Investment Entity to acquire the Investment, or substantially modifying or disposing of the Company Interest or the Investment unless such action has been Approved by the Members or is authorized to be taken without further Approval under this Agreement (upon the liquidation of the Company, the terms of all dispositions shall require only the reasonable Approval of each Member);

                           5.1.5.16 Causing any action to be taken with respect
to the Investment Entity that constitutes a "Major Decision" (as such term is defined under the Investment Entity Agreement) with respect to the Investment Entity;

                           5.1.5.17 Issuing Funding Notices pursuant to Section
2.1.2 with respect to Shortfall Disbursements addressed in Section 2.2.1;

                           5.1.5.18 Obtain any third party loans (whether
secured or unsecured), or cause or permit the Investment Entity to do so, or, in connection with any third party loan, execute or deliver on behalf of the Company any guarantee or other agreement whereby the Company is or may become liable for any obligations of the Investment Entity or any other Entity; or borrow money from a Member or its Affiliates except pursuant to Sections 2.2.2 or 2.3;


                                      [27]

                           5.1.5.19 Acquire any real property or other
Investment not within the scope of the Company purposes as set forth in Section 1.4;

                           5.1.5.20 Except as provided in Sections 5.1.4.1 and
5.2, pay any salary, fees or other compensation to, or enter into any contract with, any Affiliate of any Member;

                           5.1.5.21 Modify or refinance any indebtedness of the
Company or the Investment Entity, or select a lender to make loans to the Company or the Investment Entity;

                           5.1.5.22 Make any distribution except as permitted
under Article 4 or Section 7.9.1 except in connection with the liquidation of the Company under Article 8, or make any Company expenditure or permit any Investment Entity expenditure other than as Approved by the Members except as otherwise permitted or authorized by this Agreement (including a budget that has been Approved under Section 5.1.3 or an Emergency expenditure);

                           5.1.5.23 Commence, dismiss, terminate or settle any
material litigation matter or material condemnation claim, or any other matter or claim in connection with which the amount in controversy is reasonably expected to exceed One Hundred Thousand Dollars ($100,000);

                           5.1.5.24 Substantially modify the terms of any
Investment (reasonable Approval only);

                           5.1.5.25 Determine the terms of any participation
(e.g., distribution and control issues) of third party investors;

                           5.1.5.26 Admit additional or transferee Members to
the Company as substituted Members or enter into financing that participates in profits; or permit any Transfer of any interest in the Company or of ownership interests in a Member, to the extent Approval of the Members for such Transfer is required under this Agreement;

                           5.1.5.27 Confess any judgment against the Company or
the Investment Entity or cause the Company or the Investment Entity to file for Bankruptcy or other relief from creditors;

                           5.1.5.28 Establish insurance requirements for the
Company or the Investment Entity;

                           5.1.5.29 Make tax elections on behalf of the Company
and file tax returns for the Company or the Investment Entity (reasonable Approval only);


                                      [28]

                           5.1.5.30 Establish or release reserves for use by the
Company except pursuant to a budget Approved by the Members or as otherwise provided in this Agreement (reasonable Approval only);

                           5.1.5.31 Voluntarily deviate materially from the
terms of acquisition, disposition or other course of action with respect to the Investment that required the Approval of the Members, except in case of Emergency or Force Majeure; or

                           5.1.5.32 Take any other action that is required to be
Approved by the Members under this Agreement.

                  5.1.6 RETAINED APPROVALS; PROCEDURE FOR MEMBER REVIEW AND APPROVAL.

                           5.1.6.1 RETAINED APPROVALS. Notwithstanding anything
to the contrary contained in this Agreement, after the loss of Approval rights by a Terminated Member under Section 7.9, the Terminated Member shall still retain Approval rights with respect to the matters described in (a) Sections 5
1.5.1 through (and including) 5.1.5.13, (b) Section 5.1.5.20, (c) Section
5.1.5.26 with respect to the substitution of a transferee or additional Member as a Member, provided, however, that the provisions of this clause (c) shall terminate if and when the Company has received an opinion of Independent Tax Counsel that the termination of such Approval rights would not cause the Company to lose its status as a partnership for income tax purposes under the Code and Regulations, and under state tax laws applicable to the Company, as in effect as of the date the Approval of such substitution is required under this Agreement (the "Transfer Restriction Termination Date"); and (d) Sections 5 1.5.25 and 5.1.5.26, except that the Terminated Member shall not have the right to Approve the actions described in: (i) Section 5.1.5.25 or 5.1.5.26 (1) to the extent provided in (c) of this Section 5.1.6.1, (2) otherwise except to the extent that the Terminated Member's interest is diluted by the admission of the third party investors, any new Member or any Transfer described therein, and (3) with respect to participating financing, if Members' interests are diluted pro rata by such participating financing, (ii) Section 5.1.5.5 to the extent amendment of this Agreement is permitted under Section 3.6 or is necessary or appropriate (as reasonably Approved by the non-Terminated Member) to admit a new Member if the Admission is permitted under preceding clause (i) without the Terminated Member's Approval, and (iii) Section 5.1.5.9 except to the extent the Terminated Member would be personally liable for the repayment of all or a portion of the indebtedness or under the agreement described in such Section 5.1.5.9.

                           5.1.6.2 APPROVAL PROCEDURE. Notice of the request for
a Member's Approval of any matter for which such Approval is required pursuant to this Agreement shall be delivered by the requesting Member to each of the then Authorized Representatives, together with the requesting Member's summary and analysis of any other matter for which such Approval is requested and the requesting Member's recommendations with respect to any matter for which Approval is requested. Each Authorized Representative shall approve or disapprove such matter by notice to the other Member given within ten (10) days following delivery of such notice. Failure of any


                                      [29]

Authorized Representative to timely respond by written notice to the requesting Member, indicating Approval or disapproval of such matter and, if disapproved, the reason for such disapproval, shall be deemed withholding of the Approval by such Authorized Representative of such matter for which Approval is requested. Notwithstanding anything in this Agreement to the contrary, no Authorized Representative of a Member shall have the right to Approve any action if such Member no longer has Approval rights with respect to such issue under Sections
7.9 and 5.1.6.1.

                  5.2 AFFILIATE TRANSACTIONS. If Approved by the Members, Affiliates of any Member may provide property management seances, accounting seances, construction seances, office administration, and/or document control services to the Company or to the Investment Entity, subject to the following conditions: (i) the fees for such services must be no greater than the fees charged generally by qualified, unaffiliated third-parties performing similar seances in the geographical area in which the services are to be performed; and
(ii) the other terms of the agreement pursuant to which such services will be performed shall generally be no more onerous than the terms of agreements used by qualified, unaffiliated third-parties performing similar seances in the geographical area in which the particular services are to be rendered.

                  5.3 REPORTING REQUIREMENTS; FINANCIALS; MEETINGS.

                           5.3.1 GOVERNMENTAL REPORTS; MEETINGS. The Members
shall, at Company expense, use reasonable efforts to cause to be prepared and timely filed with appropriate federal, state and foreign regulatory and administrative bodies, all reports required to be filed with such entities under then current applicable laws, rules and regulations, subject to the reasonable Approval of the Members. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. The Members shall be provided with a copy of any such report. No meeting of the Members shall be required unless requested by any Member upon notice to all Members, which notice may be given by any Member at any time. All Members shall be given written notice of any meeting of the Company at least twenty (20) days prior to any such meeting by the Member requesting such meeting. Any meetings shall be held at the record-keeping office of the Company or at any other reasonably convenient location within the United States as the Members may reasonably Approve and specify in such notice.

                           5.3.2 ACCESS; AUDIT. The Members shall permit any
Member to review and copy, during normal business hours at the office of the Company, all Company financial records and information. The records and information of the Company shall be audited at Company expense by auditors to be selected upon the Approval of the Members. The Members shall maintain (at the office of the Company) reports required or otherwise prepared and delivered hereunder, under the Investment Entity Agreement, or by law or any contract to which the Company is a party, copies of which shall be furnished to each Member when available, at the Company's expense.


                                      [30]

                  5.3.3 FINANCIALS AND STATUS REPORTS. At Company expense, the Members shall use reasonable efforts to cause the following to be issued to the
Members:

         (i) annual financials shall be prepared by the Partnership's independent certified public accountants at Company expense, within ninety (90) days after the close of each year (including sources and uses of funds, cash on hand, distributions, changes in financial position, tax information, Unrepaid Capital and unrepaid Member loans); and

         (ii) such other reports as are contemplated by the AGHC Prospectuses.

         5.4 TAX MATTERS PARTNER; TAX RETURNS. AGHOP is hereby designated as the "Tax Matters Partner", as such term is defined in Section 6231(a)(7) of the Code, and it shall serve as such at Company expense with all powers granted to a tax matters partner under the Code. Each Member shall give prompt notice to each other Member of any and all notices it receives from the Internal Revenue Service (or any other taxing authority) concerning the Company, including any notice of audit, any notice of action with respect to a revenue agent's report, any notice of a 30-day appeal letter and any notice of a deficiency in tax concerning the Company's federal, state or local income tax returns. At Company expense, the Tax Matters Partner shall furnish each Member with status reports regarding any negotiation between the Internal Revenue Service (or other taxing authority) and the Company promptly after any material new development. The Tax Matters Partner shall use its reasonable efforts to cause the Company's accountants to prepare and file on a timely basis, with due regard to extensions (if such extensions are reasonably Approved by the Members) all tax and information returns which the Company may be required to file. No tax or information return shall be filed unless reasonably Approved by the Members. The Members shall cause the Company's accountants to prepare and deliver, at Company expense, to each Member on a timely basis an information reporting return (K-1) reflecting such Member's distributive share of all income, gain, loss, deductions, allowances or credits of the Company for each Company Accounting Year, as computed pursuant to Article 3.

         5.5 INDEMNIFICATION AND LIABILITY OF MEMBERS AND COMPANY EMPLOYEES.

                  5.5.1 No Member or Company officer or other employee shall be liable, responsible or accountable in damages or otherwise to any of the Members or the Company for any act or omission performed or omitted by it in good faith on behalf of the Company and in a manner reasonably believed by it to be (i) within the scope of the authority granted to it by this Agreement or, in the case of an employee, the scope of the authority granted to the employee by the Members and (ii) in the best interests of the Company, the Members or their Affiliates, except for Major Defaults (as defined in Section 5.5.3) and damages for a breach of this Agreement as provided in Section 9.2 and, in the case of an employee, damages for the employee's breach of any employment agreement with the Company.

                  5.5.2 Except with respect to a Member's Major Defaults described in Section 5.5.3 and a Member's breach of this Agreement as provided in


                                      [31]

Section 9.2 (or, in the case of an employee, such employee's acting outside the scope of the employee's authority granted to him by the Members, the employee's Major Default, or the employee's breach of any employment agreement with the Company), the Company shall indemnify and hold harmless each Member and employee from and against any obligations, actual damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs or liabilities of any kind or nature whatsoever which may be imposed upon, incurred or asserted against such Member or employee (including reasonable attorneys' and paralegals' fees and court costs) in connection with, due to or arising out of (i) such Member's (or a partner or a member of such Member) serving as a Member of the Company, (ii) such Member's serving as an employee of an Affiliate of a Member or (iii) such employee serving as an employee of the Company, in each case so long as such Member (or such partner or member) and its Affiliates, or employee, acted in good faith, with reasonable belief that such actions were within the scope of authority granted to such Member under this Agreement, or to such employee by the Members, as the case may be, and such actions did not constitute a Major Default or a breach of this Agreement under Section 9.2 or, in the case of an employee, a breach of any employment agreement with the Company.

                  5.5.3 Each Member shall (and each employee shall be required to) indemnify and hold harmless each other Member, employee and the Company from and against any direct (and not consequential or incidental) obligations, actual damages, penalties, actions, judgments, suits, expenses, disbursements, losses, costs or liabilities (collectively, the "Liabilities") incurred or paid by such employees, other Members or the Company (to the extent such Liabilities are not reimbursed by insurance proceeds or indemnities from third parties), to the extent such Liabilities are caused by, and such Member or employee is finally adjudicated to have engaged in, actual fraud or intentional misappropriation of funds ("Major Defaults") or is determined to have committed a breach of this Agreement as provided in Section 9.2 or any employment agreement with the Company.

         5.6 OPPORTUNITY TO DEFEND. In any case where indemnity is sought by a Member (or an employee pursuant to the principles set forth in this Section 5.5), such Member shall (and such employee shall be required to) give notice of the request for indemnification to the Company and the other Members from whom the indemnity is required and give them the opportunity to the extent reasonably possible, to participate in the defense of the claim giving rise to the claim for indemnity, all at Company expense and subject to the reasonable Approval of the Members.

         5.7 LIMITATION OF LIABILITY. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law. No partner, officer, director, shareholder, manager or member of a Member shall be liable for the obligations of such Member to the Company or the other Members under any circumstances other than a Major Default that has actually been committed by such partner, officer, director, shareholder, manager or member

         5.8 NO PRIORITIES. Except as specifically provided in this Agreement, no Member shall have any priority over any other Member as to the return of its Capital Contributions or as to distributions or allocations of Profits or Losses or other tax items.


                                      [32]

                                    ARTICLE 6

                        BOOKS, RECORDS AND BANK ACCOUNTS

         6.1 BOOKS AND RECORDS; ACCOUNTING METHOD. At Company expense, the Members shall cause to be kept (at the office of the Company referred to in Section 1.3.2) accurate, just and true books of account, in which shall be entered fully and accurately each and every transaction of the Company. Such records shall be maintained for the period, in the manner, and at the locations required by applicable law. The books shall be kept in accordance with the Company's method of reporting for federal income tax purposes (which shall be the accrual method of accounting). Tax accounting elections, including methods of depreciation and deduction or capitalization of interest, taxes and insurance premiums during any construction period, shall be made as the Members shall reasonably Approve. The Company's financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied.

         6.2 BANK ACCOUNTS. The funds of the Company shall be deposited in the name of the Company, in such bank account or accounts as the Members shall reasonably Approve. Such funds shall be invested by the Members in such high quality, short term instruments as shall be reasonably Approved by the Members (which may or may not bear interest as the Members shall Approve). The individual signatories on all Company accounts shall be appointed and Approved by the Members from time to time. The signature of any such appointee shall be sufficient to effect withdrawals if so Approved by the Members.

                                    ARTICLE 7

                         TRANSFERS OF COMPANY INTERESTS

         7.1 RESTRICTIONS ON TRANSFER. No Member shall be permitted to Transfer all or any part of its interest in the Company under any circumstances until the Transfer Restriction Termination Date. Any such attempted or actual Transfer shall be null and void ab initio and of no force and effect. Notwithstanding the foregoing, from and after the Transfer Restriction Termination Date, a Member may Transfer all or part of its interest in the Company, as follows:

                  7.1.1 To the Company or another Member or a partner, member or shareholder or Affiliate of a Member; and

                  7.1.2 Any other Transfer which is Approved by the Members (excluding any Member that is a Terminated Member).

The following shall be conditions precedent to the effectiveness of any Transfer of any interest in the Company pursuant to this Article 7 (no such Transfer shall occur or be effective for any purpose until the Transfer Restriction Termination Date): (i) the transferee


                                      [33]
shall assume in writing each of the obligations of the transferor to the Company; (ii) such transferee shall agree in writing to be bound by each of the terms and conditions of this Agreement; (iii) the transferee shall deliver to the Company instruments of assumption and security reasonably Approved by the Members, for the payment and performance of all obligations of or attendant to the interest so transferred and assumed; and (iv) the requirements of Sections
7.4 and 7.5 shall be satisfied.

         7.2 TAKE-ALONG RIGHTS. There shall be no right of any other Member to participate in any Transfer permitted by a Member under this Agreement.

         7.3 BANKRUPTCY OR DISSOLUTION OF MEMBERS. The Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of any Member shall dissolve the Company and cause its liquidation, except as otherwise provided in
Section 8.4. Upon the occurrence of a Bankruptcy or the dissolution (without reconstitution within sixty (60) days thereafter) of any Member, such Member shall become a Terminated Member under Section 7.9, and the trustee in Bankruptcy, receiver or other legal representative of the Bankrupt Member or other legal representatives of the dissolved Member, shall have all the rights of an assignee of the Member, including the same right (subject to the same limitations) as the Bankrupt or dissolved Member would have had under the provisions of Section 7.1 to Transfer its interest in the Company, subject to the substitution rules of Section 7.4 and the provisions of Section 7.9.

         7.4 SUBSTITUTION OF MEMBER. Subject to the restrictions on Transfers and Approval rights of the Members as set forth in Section 7.1 and the provisions of Section 7.5, the assignee of any Transfer by a Member (a "Member Assignee") shall become a substitute Member only if (i) the assignor Member so provides in an instrument of assignment, (ii) the Member Assignee agrees in writing to be bound by the provisions of this Agreement and of the Articles and any amendments hereto and thereto, and (iii) each Member Approves such substitution, which Approval may be given or withheld in its sole and absolute discretion (this clause (iii) shall cease to have any force and effect if and when the Transfer Restriction Termination Date occurs). If the assignor Member so provides, the Member Assignee agrees to be bound as aforesaid, and, if applicable under preceding clause (iii), the Members so Approve such substitution, the Member Assignee shall become a substitute Member upon payment to the Company of all costs and expenses of reviewing the instrument of assignment, if appropriate, and, if required by law, an amendment to the Articles to reflect such substitution. In such event, if and as required by law, the Members shall prepare or cause to be prepared an amendment to the Articles to be signed by the Members and, to the extent required, by the Member Assignee. The Members shall attend to the due execution and filing of such amendment to the Articles, if such amendment is required. Unless named in this Agreement, or unless admitted to the Company as provided in this Agreement, no Person shall be considered a Member, and the Company, each Member and any other Persons having business with the Company need deal only with Members so named or so admitted and shall not be required to deal with any other Person by reason of a Transfer. A Member Assignee of an interest in the Company who is not admitted as a substitute Member as provided in this Section 7.4 shall be entitled to receive the economic benefits of the


                                      [34]
interest purported to be Transferred but shall not be considered a Member for any purposes and shall have none of the rights of a Member under this Agreement or under the Act.

         7.5 ADDITIONAL TRANSFER RESTRICTIONS.

                  7.5.1 Notwithstanding any provision of this Agreement to the contrary, and subject to the limitations in Sections 7.1 through 7.4, a Member's ability to Transfer all or any portion of its interest as a Member in the Company shall be subject to the following additional restrictions:

                           7.5.1.1 No Transfer of all or any portion of such
interest shall be effective unless (i) such Transfer complies with the Transfer restrictions in all agreements to which the Company, the Investment Entity or such Member is a party, and (ii) such interest is registered under the Securities Act and any applicable state securities laws, or an exemption from registration is available, and, for any direct Transfer of an interest in the Company, the Company shall have received an opinion of counsel, reasonably Approved by the Members, to such effect (unless the requirement that the Company receive such legal opinion is waived by the Approval of the Members);

                           7.5.1.2 No Member shall be permitted to Transfer any
portion of its Company interest or take any other action which would cause the Company to be (i) treated as a "publicly traded partnership" within the meaning of Code Section 7704 or (ii) classified as a corporation (or as an association taxable as a corporation) within the meaning of Code Section 7701(a);

                           7.5.1.3 No Member shall be permitted to Transfer all
or any portion of its Company interest or to take any other action (including, in the case of any Member which is a corporation, limited liability company or partnership or a partner or member of a partnership or limited liability company which is a Member, a Transfer of any interest in such partnership, limited liability company or corporation or in the partners, members or shareholders thereof) which would result in a termination of the Company as a partnership within the meaning of Code Section 708(b)(1)(B) (a "Tax Termination"), without the Approval of the Members;

                           7.5.1.4 Unless arrangements concerning withholding
are reasonably Approved by the Members (if such withholding is required of the Company), no Member shall be permitted to Transfer all or any portion of its interest in the Company to any Person, unless such Person is a United States Person as defined in Code Section 7701(a)(30) and is not subject to withholding of any federal tax; and

                           7.5.1.5 No Member shall be permitted to Transfer all
or any portion of its Company interest if such Transfer will (i) cause the assets of the Company or any Investment Entity to be deemed to be "plan assets" under ERISA or its accompanying regulations or the Code or (ii) result in any "prohibited transaction" under ERISA or its accompanying regulations affecting the Company or such Investment Entity.


                                      [35]

                  7.5.2 Any purported transfer or any other action taken in violation of this Section 7.5 shall be void ab initio.

         7.6 TRANSFER INDEMNIFICATION AND CONTRIBUTION PROVISIONS.

                  Each Member shall indemnify, defend and hold the Company and each other Member, and the shareholders, partners, employees, agents, members and Affiliates thereof, harmless from any Liabilities in any way arising from the failure of a Transfer of any interest in the Company (including any Transfer of an interest in any partners, members or shareholders of the indemnifying Member, or the partners, members or shareholders therein, and regardless of whether occurring before or after the date of this Agreement) to comply with all applicable federal and state securities laws, including all registration or qualification requirements and anti-fraud requirements, or the impact of such Transfer upon compliance of the Company and its Members with those securities laws in connection with any previous Transfer of an interest in the Company. Should the preceding indemnity be unenforceable to any extent, then, to such extent the Member otherwise required to so indemnify the Company and the other Member shall be obligated to contribute to any loss, liability, cost or expense resulting from the actions, omissions or events set forth in the above indemnification to the extent of its responsibility therefor, as determined by the trier of fact.

         7.7 BASIS FOR RESTRICTIONS AND SECTION 7.9 REMEDIES. The Members acknowledge that the relationship of each Member to the other Members is a personal relationship and that the restrictions on the power of each Member to withdraw or Transfer its interest in the Company, and the provisions of Section
7.9 (including the purchase and redemption rights contained therein) (i) are necessary to preserve such personal relationship and safeguard the investment of the other Members in the Company and, under current law, the Transfer restrictions help preserve the Company's status as a partnership for tax purposes, and (ii) were a material inducement to the other Members entering into this Agreement and shall be enforceable notwithstanding the Bankruptcy of any Member or any applicable restrictions on alienation.

         7.8 REPRESENTATIONS, WARRANTIES AND COVENANTS.

                  Each Member hereby represents and warrants to each of the other Members as follows:

                  7.8.1 Such Member, if not a natural Person, is duly formed and validly existing under the laws of the jurisdiction of its organization with full power and authority to enter into this Agreement and to conduct its business to the extent contemplated in this Agreement;

                  7.8.2 This Agreement has been duly authorized, executed and delivered by such Member and constitutes the valid and legally binding agreement of such Member, enforceable in accordance with its terms against such Member, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws


                                      [36]
relating to creditors' rights generally, by general equitable principles and by any implied covenant of good faith and fair dealing;

                  7.8.3 The execution and delivery of this Agreement by such Member and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate to which such Member is a party or by which it is bound or to which its properties are subject or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which such Member is subject;

                  7.8.4 Such Member is acquiring its interest in the Company for investment purposes and without a view toward its resale or distribution;

                  7.8.5 Such Member recognizes that Battle Fowler LLP ("BFLLP") serves as special counsel to Affiliates of both of the Members, and each Member hereby waives all potential conflicts of interest resulting from BFLLP's representation of the Members and the Company hereunder, of Affiliates of AGHC and AGHOP in other transactions, and of the Company in the future on matters for which BFLLP is retained as counsel by the Company;

                  7.8.6 Such Member is aware that transfers of interests in the Company and within such Member are not permitted except in the limited circumstances expressly as provided in Article 7 hereof and that an investment in the Company is a long term investment, without liquidity;

                  7.8.7 None of the other Members is acting as the representative or agent or in any other capacity, fiduciary or otherwise, on behalf of such Member in connection with the Company, the Investment Entity or the other matters referred to in this Agreement;

                  7.8.8 Such Member understands that it may lose its Approval rights (and be subject to having such Member's interest purchased by the Company for its appraised fair market value in certain circumstances) under Section 7.9 if the Member becomes a Terminated Member, and that it has waived its rights to a trial by jury in any dispute concerning this Agreement or the Company under
Section 9.4; and

                  7.8.9 Such Member understands that the Company and its Members are relying on the accuracy of the representations set forth in this Section 7.8 in entering into this Agreement without requiring that the interests in the Company be registered under federal or state securities laws.

         7.9 TERMINATED MEMBER.


                                      [37]

                  7.9.1 When a Member becomes a Terminated Member, (i) such Member shall automatically cease to have any Approval or voting rights under this Agreement or with respect to the Company, except as provided in Section 5.1.6.1, (ii) upon the election of the Member who is not the Terminated Member (the "Electing Member"), given by notice from the Electing Member to the Terminated Member (a "Purchase Notice") at any time after a Member becomes a Terminated Member, sell the Terminated Member's interest in the Company to the Company (or to the other Member or its designee as set forth in Section 7.9.4), at a price (the "Buy-Out Price") to be determined as hereinafter provided. The Electing Member shall notify the Terminated Member in writing of its election (exercisable at any time after a Member becomes a Terminated Member) under clause (ii), above, and (iii) the other provisions applicable by reason of becoming a Defaulting Member (including Sections 7.9.5 and 8.1.1) shall apply.

         If a Purchase Notice has been given under clause (ii) above, the Electing Member and the Terminated Member shall attempt to agree upon the Buy-Out Price of the Terminated Member's interest in the Company. If such agreement is not reached within thirty (30) days after the notice of election is given, the Terminated Member, on the one hand, and the Electing Member, on the other hand, shall each, within ten (10) additional days, appoint an M.A.I. accredited appraiser by notice to the others. The two appraisers so appointed shall, within five (5) additional days, appoint a third M.A.I. accredited appraiser and the three appraisers shall meet to determine the gross proceeds that would have been received by the Company if the Company and the Investment Entity sold, on the Termination Date, all of their assets (other than interests in each other) for cash at their then fair market value, less all costs and expenses of sale, including closing costs, real estate brokerage commissions and fees, title insurance premiums and escrow fees, appropriate reserves and legal and other expenses incident to such sale (the "Appraised Value"). The Appraised Value shall equal the average of the appraised values determined by each of the two appraisers whose appraisals are closest to each other. The cost of such appraisal shall be borne 50% by the Company and 50% by the Terminated Member. The Buy-Out Price shall equal the amount the Terminated Member would receive under Section 4.2.3, if all of the assets of the Company and the Investment Entity (other than interests in each other) were sold to a third party for the Appraised Value and the Company were liquidated, after withholding therefrom any damages determined to be payable by the Terminated Member under Section 5.5.3 by reason of the Terminated Member's Major Default for all periods. If the Company redeems the Terminated Member, there shall be no discount in the Buy-Out Price for any encumbrances to which such redeemed interest is subject, but the Company shall apply the proceeds of such redemption to satisfy such encumbrances instead of making distributions thereof to the Terminated Member to the extent required by law (such distributions being deemed for all purposes to have been made to the Terminated Member by the Company and then paid by the Terminated Member to satisfy such encumbrances). If the interest of the Terminated Member is purchased by the other Member (or its designee), and not by the Company, pursuant to Section 7.9.4, the Buy-Out Price for the Terminated Member's interest as determined above shall be reduced to the extent the other Member or its designee acquires the Terminated Member's interest subject to (or assumes) the encumbrances on such interest at the closing. Within ten (10) days following the determination of the Buy-Out Price, the Electing Member may elect, in its sole and absolute


                                      [38]
discretion, by notice to the Terminated Member, to rescind any notice pursuant to this Section 7.9.1, in which event the right to elect to cause the Terminated Member to sell its interest to the Company or to the other Member (or its designee) pursuant to this Section 7.9.1 as a result of the event(s) which led to the Purchase Notice (but not any future event which would authorize any such notice) shall no longer be of any force or effect.

                  7.9.2 The purchase and sale of the Terminated Member's interest in the Company pursuant to this Section 7.9 shall be consummated on or before the thirtieth (30th) day following the date upon which the Buy-Out Price was determined (whether by agreement of the Terminated Member and the Electing Member or by appraisal), at the offices of the Company, or at such other time and place as may be agreed upon by the Terminated Member and the Electing Member. At the closing, the Terminated Member shall execute and deliver to the Company (or the Electing Member or its designee, as appropriate) such instruments of assignment, conveyance and transfer as the Electing Member(s) may reasonably deem necessary or appropriate to consummate the purchase and sale, and the purchaser shall issue its recourse promissory note payable to the Terminated Member in the amount of the Buy-Out Price (adjusted for encumbrances to the extent provided in Section 7.9.1), bearing interest at an annual rate equal to the Prime Rate, with interest compounded quarterly, and all principal and accrued interest being payable on the date which is twenty-four (24) months after the closing (and with prepayment being allowed at any time without penalty)

                  7.9.3 Following the closing date, the Company shall indemnify and hold the Terminated Member harmless from and against all liabilities of the Company arising from acts taken or omitted to be taken by the Company after the date on which the closing occurs of the sale of the Terminating Member's interest to the Company (or to the Electing Member or its designee, as appropriate).

                  7.9.4 The Company shall fund the purchase of the Terminated Member's interest pursuant to this Section 7.9 by borrowings or, if the remaining Member so Approves, by additional Capital Contributions from the remaining Member, such borrowings or Capital Contributions to occur when needed to make the required payments of the Buy-Out Price. If the remaining Member so Approves, the interest of the Terminated Member shall be purchased by such remaining Member (or its designee, which designee may be admitted as a Member hereunder upon the date of the closing of the purchase of the Terminated Member's interest in order to avoid a termination of the Company).

                  7.9.5 The provisions of this Section 7.9 have been agreed to by the Members for the reasons set forth in Section 7.7.


                                      [39]

                                    ARTICLE 8

                        TERM, DISSOLUTION AND TERMINATION

         8.1 EVENTS OF DISSOLUTION. The Company shall continue until December 31, 2046, or such later date as is Approved by the Members; provided, however, that dissolution and liquidation shall occur prior to that date upon the occurrence of any one of the following events:

                  8.1.1 An election to dissolve the Company being made in writing upon the Approval of the Members other than any Terminated Member;

                  8.1.2 The sale for cash, exchange or other disposition of all or substantially all of the assets of the Company and the Investment Entity; or

                  8.1.3 The Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of any Member, unless the Company is reconstituted and continued as provided in Section 8.4.

         8.2 LIMITATION ON DISSOLUTION. Until the dissolution of the Company otherwise occurs, neither Member shall voluntarily retire, resign or withdraw from the Company, take any step voluntarily to dissolve itself or voluntarily cause a dissolution of the Company, except as provided in Section 8.1.1.

         8.3 LIQUIDATION AND WINDING UP.

                  8.3.1 If the Company is dissolved for any reason and is not reconstituted pursuant to Section 8.4.1, the Members who are not Terminated Members (they, collectively, or any other Person empowered to liquidate the Company under this Section 8.3, the "Liquidator") shall commence to wind up the affairs of the Company and to liquidate and sell its assets as reasonably Approved by the Members as soon as is practicable thereafter. A third-party liquidator may be appointed as the Liquidator if Approved by the Members. Any Liquidator other than the Members shall have sufficient business expertise and competence to conduct the winding up and termination of the business of the Company as it has theretofore been conducted or (subject to the limitations hereinafter set forth) which the Company may thereafter enter into. No Liquidator who is a Member shall be paid any compensation or fee for conducting the liquidation of the Company.

                  8.3.2 The Liquidator shall proceed with such liquidation in as expeditious a manner as is reasonably practicable. The holders of interests in the Company shall continue to share income and losses during the period of liquidation in accordance with Article 4.

                  8.3.3 If a Member or an Affiliate of a Member desires to purchase any of the Company's remaining assets, the price, terms and conditions of such purchase shall be subject to the Approval of the Members.


                                      [40]

                  8.3.4 Except as expressly provided in this Article 8, any Liquidator which is not the Members shall have and may exercise all of the powers conferred upon the Members under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers), to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during the liquidation period.

                  8.3.5 If (i) the Company is dissolved for any reason and is not reconstituted and continued pursuant to Section 8.4.1, (ii) both Members have become Bankrupt or been dissolved, and (iii) within ninety (90) days following the date of dissolution a Liquidator or successor Liquidator has not been appointed by remaining Members pursuant to Section 8.3.1, any interested party shall have the right to seek judicial supervision of the winding up of the Company pursuant to the Act.

                  8.3.6 After making payment or provision for payment of all debts and liabilities of the Company and all expenses of liquidation, the Liquidator may establish, for a period Approved by the Members not to exceed eighteen (18) months after the date the liquidation is complete, such cash reserves as the Liquidator may reasonably deem necessary for any contingent or unforeseen liabilities or obligations of the Company.

         8.4 RECONSTITUTION AFTER BANKRUPTCY OR DISSOLUTION OF MEMBERS.

                  8.4.1 Upon the Bankruptcy or dissolution (without reconstitution within sixty (60) days thereafter) of any Member, the Company shall be dissolved and liquidated unless within ninety (90) days subsequent to such event the remaining Member elects, by giving notice to all Members, to reconstitute the Company and to continue the business of the Company. If such election is made, then (i) the Company shall not be dissolved and liquidated;
(ii) the Company and the business of the Company may be continued, under and pursuant to the provisions of this Agreement; (iii) the Bankrupt or dissolved Members' interest in the Company may be purchased as set forth in Section 7.9, and upon such Bankruptcy or dissolution, the other rights against a Terminated Member under Section 7.9 shall also apply to the extent applicable; and (iv) the Articles shall be amended to reflect such continuation, if so required.

         8.5 DISTRIBUTION UPON DISSOLUTION AND CAPITAL ACCOUNT ADJUSTMENTS.

Upon dissolution of the Company without reconstitution as permitted by this
Article 8, the Company's assets shall be sold or otherwise disposed of to third parties as directed by the Liquidator upon the reasonable Approval of the Members, and, after paying or providing for liabilities owing to creditors (including Members) and the establishment of such reserves as the Liquidator reasonably deems necessary for contingent or unforeseen liabilities or obligations of the Company for a period Approved by the Members of up to eighteen (18) months after the liquidation has been completed, the remaining liquidation proceeds (and the reserves, after the expiration of a period of time deemed reasonable by the Liquidator for a period of up to eighteen (18) months after the liquidation has been completed) shall be distributed pursuant to
Section 4.2.


                                      [41]

         8.6 COMPLIANCE WITH TIMING REQUIREMENTS OF TREASURY REGULATIONS. Notwithstanding anything in this Article 8 to the contrary, in the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made to the Members who have positive Capital Account balances pursuant to Section 4.2 in a manner that complies with Regulations Section 1.704-1(b)(2)(ii)(b)(2). However, a liquidation occurring as a result of a Tax Termination shall not require an actual distribution of Company assets, but shall instead be treated as a constructive liquidation and reformation in the manner in Regulations Section 1.708-1(b)(1)(iv), or otherwise as required by successor Regulations, if any.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 OTHER INTERESTS. Except as provided in the AGHC Prospectuses, no Member and no Affiliate of a Member shall have any right, by virtue of this Agreement or otherwise, to share or participate in or to Approve any other investments or activities of any other Member or the income or proceeds derived therefrom, no Member and no Affiliate of any Member shall be obligated to offer or to bring to the attention of the Company or the Members any property or other business investment or opportunity, whether or not within the scope of the Company's purposes, and any Member and any Affiliate of any Member may at any time during the term of the Company own, invest in, develop or manage, directly or indirectly, any property or other business investment or opportunity, whether or not competitive with the Company or the Investment Entity or their respective assets or otherwise within the scope of the Company purposes. Each of the Members acknowledges and agrees that, except as provided in the AGHC Prospectuses, each Member and its Affiliates may have engaged or invested in, may now be engaged and investing in and may in the future be offered, consider, engage and/or invest in other business or real property ventures of every kind and nature, including the ownership, acquisition, financing, leasing, operating, management, syndication, brokerage and development of hotels, motels and/or other real property and other investments and opportunities to make or purchase loans which may be competitive with the Investments of the Company and the Investment Entity, and, except as provided in the AGHC Prospectuses, none of the Members or their Affiliates shall have any obligation or responsibility to disclose, account for or offer any of such real properties, investments or opportunities to the Company or any Member or their Affiliates, and the Company, the Members and their Affiliates shall have no rights or interests therein.

         9.2 DAMAGES; CERTAIN CURE RIGHTS; OFFSET. Each Member shall be liable (and each Company employee shall be required to agree to be liable) to the Company and the other Members for any actual (but not consequential or incidental) damages arising from any breach hereof (or, in the case of an employee, acting outside the scope of the employee's authority granted by the Members or breaching any employment agreement with the Company). Upon any alleged breach or default of this Agreement by any Member, it shall be a condition to any action against such Member that such Member have received notice of such alleged breach or default (which may be any notice otherwise required by this


                                      [42]

Agreement) and that such Member shall have failed to cure or commence to cure such alleged breach or default within thirty (30) days following such notice and failed, at all times thereafter, to use diligent efforts to pursue such cure to completion, but in no event beyond ninety (90) days. Notwithstanding anything in this Agreement to the contrary, (a) there shall be no cure period for a Major Default, and (b) the only cure period for failure timely to make a Capital Contribution under Article 2 is set forth in Sections 2.2.1 and 2.2.2. Notwithstanding anything in this Agreement to the contrary, all amounts payable to a Member under this Agreement shall be subject to offset for amounts owed to the Company or the other Member under this Agreement and shall be withheld and either retained by the Company or reallocated to the other Member in a reasonable manner, as the case may be.

         9.3 NO AGENCY. Except as provided herein, nothing herein contained shall be construed to constitute any Member hereof the agent of any other Member hereof or to limit in any manner the carrying on of each Member's respective businesses or activities.

         9.4 GOVERNING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the provisions of the laws of the State of Delaware as applicable to a limited liability company formed under the Act. Each of the parties hereto hereby waives any and all rights to a trial by jury with respect to any dispute among the Members or their Affiliates or among a Member (or its Affiliates) and the Company concerning this Agreement, the Company or its assets or those of the Investment Entity. In any dispute among the Members concerning the Company or this Agreement, the prevailing Member(s) shall be entitled to recover its reasonable attorneys' fees and costs (including litigation and collection costs) from the non-prevailing Member(s).

         9.5 NOTICES. Any notices or solicitations of Approval required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been given when (i) personally delivered with signed delivery receipt obtained, (ii) when transmitted by facsimile machine, if followed by a mailing thereof pursuant to this Section 9.5 before the end of the first business day thereafter, with printed confirmation of successful transmission to the facsimile number set forth in the appropriate address listed below being obtained by the sender from the sender's facsimile machine, or (iii) when deposited in the United States first class mail if sent postage prepaid by registered or certified mail, return receipt requested, in each case addressed as follows:

                           IF TO AGHOP, to it in care of:

                                   American General Hospitality Corporation
                                   3860 West Northwest Highway
                                   Suite 300
                                   Dallas, Texas 75220
                                   Phone: (214) 352-3330
                                   Fax: (214) 351-0568


                                      [43]
                           with a copy to:

                                   Battle Fowler LLP
                                   75 East 55th Street
                                   New York, New York 10022
                                   Phone: (212) 856-7000
                                   Fax: (212) 856-7815
                                   Attention: Leslie H. Loffman, Esq. and
                                              Sanford C Presant, Esq.

                           IF TO AGHC, to it in care of:

                                   American General Hospitality Corporation
                                   3860 West Northwest Highway

                                   Suite 300
                                   Dallas, Texas 75220
                                   Phone: (214) 352-3330
                                   Fax: (214) 351-0568

                           with a copy to:

                                   Battle Fowler LLP
                                   75 East 55th Street
                                   New York, New York 10022
                                   Phone: (212) 856-7000
                                   Fax: (212) 856-7815
                                   Attention: Leslie H. Loffman, Esq. and
                                              Sanford C. Presant, Esq.

The time to respond to any notice shall commence to run on the date of delivery at the appropriate addresses (or attempted delivery if delivery is refused during normal business hours). A Member may change the address to which notices shall be sent to it, or any of its Authorized Representatives, by written notice to all Members (said change of address or of Authorized Representatives to be effective upon receipt by all Members).

         9.6 PRONOUNS AND PLURALS. References herein to the singular shall include the plural and to the plural shall include the singular, and references to the masculine gender shall include the feminine and neuter genders (and vice versa), except where the same shall not be appropriate.

         9.7 WAIVER. No consent or waiver, express or implied, by any Member to or of any breach or default by any other Member in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default by the other in the performance by such other party of the same or any other obligations of such Member hereunder. Failure on the part of any Member to object to or complain of any act or failure to act of any other Member or to declare any


                                      [44]
other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights hereunder.

         9.8 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9.9 TITLES AND CAPTIONS. All Article or Section titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of the content of this Agreement.

         9.10 AGREEMENT IN COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and the Agreement may be executed by the affixing of the signatures of each of the Members to one of such counterpart signature pages; all of such signature pages shall be read as though one, and shall have the same force and effect as though all of the signers had signed a single signature page.

         9.11 BINDING AGREEMENT. Subject to the restrictions on Transfers set forth herein, this Agreement shall inure to the benefit of and be binding upon the undersigned Members and their respective successors and assigns. Whenever in this instrument a reference to any party or Member is made, such reference shall be deemed to include a reference to the successors and assigns of such party or Member.

         9.12 FURTHER ASSURANCES. The Members shall execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purposes of this Agreement promptly upon request from either Member

         9.13 WAIVER OF PARTITION. Unless otherwise specifically provided in this Agreement (including Article 8), no Member shall, and each Member hereby irrevocably waives the right to, either directly or indirectly, take any action to require partition or appraisement of the Company, the Company Interest, the Investment Entity, the Investment or any part thereof, and, notwithstanding any provision of applicable law to the contrary, each Member hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its interest in the Company or with respect to the assets of the Company, the Investment Entity or any part thereof.

         9.14 ENTIRE AGREEMENT. This Agreement contains the final and entire agreement among the parties hereto with respect to the subject matter hereof, and they shall not be bound by any terms, conditions, statements or representations, oral or written, not contained herein.


                                      [45]

         9.15 AMENDMENTS. Except as expressly provided in this Agreement (including Section 3.6 and Section 5.1.6.1), this Agreement may be modified or amended only upon the Approval of the Members.

         9.16 NO DRAFTING PRESUMPTION. In interpreting the provisions of this Agreement, no presumption shall apply against any Member that otherwise would operate against such Member by reason of such document having been drafted by such Member or at the direction of such Member or an Affiliate of such Member.

         9.17 NO THIRD PARTY BENEFICIARIES. Except for the representations concerning conflict waivers pertaining to BFLLP in Section 7.8.5 (which shall inure to the benefit of BFLLP), the provisions of this Agreement are not intended to be for the benefit of any creditor or other Person (other than the Members in their capacities as such) to whom any debts, liabilities or obligations are owed by (or who otherwise have a claim against or dealings with) the Company or the Members, and no such creditor or other Person shall obtain any rights under any of such provisions (whether as a third party beneficiary or otherwise) or shall by reason of any such provisions make any claim in respect to any debt, liability or obligation (or otherwise) including any debt, liability or obligation with respect to Capital Contributions, against the Company or the Members. In addition, no deficit balance in any Member's Capital Account or in the capital account of any partner or member of a Member shall be an asset of the Company, and no Member shall be obligated to restore any such deficit balance.

                         [SIGNATURES BEGIN ON NEXT PAGE]


                                      [46]

                  IN WITNESS WHEREOF, this Agreement is executed, and is effective for all purposes, as of the date first set forth above.

                              AGH 75 ARLINGTON HEIGHTS LLC, a Delaware limited liability company, the General Partner

                              BY: American General Hospitality Corporation, its member

                                   By:  /S/    Steven D. Jorns
                                      -----------------------------------------
                                        Name:  Steven D. Jorns
                                        Title: Chairman of the Board, Chief
                                               Executive Officer and President


                              BY:  American General Hospitality Operating
                                   Partnership, L.P a Delaware limited
                                   partnership, its member

                                   By:  AGH GP, Inc., a Nevada
                                        corporation, its general partner


                                        By:  /S/    Steven D. Jorns
                                           ------------------------------------
                                             Name:  Steven D. Jorns
                                             Title: Chairman of the Board,
                                                    Chief Executive Officer
                                                    and President


                              AMERICAN GENERAL HOSPITALITY
                              OPERATING PARTNERSHIP, L.P., a
                              Delaware limited partnership,
                              the Limited Partner

                              BY:  AGH GP, Inc., a Nevada corporation, its
                                   general partner

                                        By:  /S/    Steven D. Jorns
                                           ------------------------------------
                                             Name:  Steven D. Jorns
                                             Title: Chairman of the Board,
                                                    Chief Executive Officer
                                                    and President